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TABLE OF CONTENTS 2

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-238526

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has become effective under the Securities Act of 1933, as amended. We are not using this preliminary prospectus supplement or the accompanying prospectus to sell these securities or to solicit offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 20, 2020

PRELIMINARY PROSPECTUS SUPPLEMENT
(To Prospectus dated May 20, 2020)

7,500,000 Shares
        % Mandatory Convertible Preferred Stock, Series A

          We are offering 7,500,000 shares of our        % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the "Mandatory Convertible Preferred Stock").

          Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee thereof, at an annual rate of        % of the liquidation preference of $100.00 per share. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock, par value $0.01 per share, or in any combination of cash and shares of our common stock on March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2020, and ending on, and including, June 1, 2023. Until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements, we will pay the relevant dividend in shares of our common stock. There is no assurance that we will be successful in amending or terminating our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements."

          Each share of our Mandatory Convertible Preferred Stock has a liquidation preference of $100.00. Unless earlier converted, each share of the Mandatory Convertible Preferred Stock will automatically and mandatorily convert on the second business day immediately following the last Trading Day (as defined herein) of the Settlement Period (as defined herein) into between             and            shares of our common stock, each subject to anti-dilution adjustments (respectively, the "Minimum Conversion Rate" and "Maximum Conversion Rate"). The number of shares of our common stock issuable on conversion of the Mandatory Convertible Preferred Stock will be determined based on the Average VWAP (as defined herein) per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day (as defined herein) immediately preceding June 1, 2023. At any time prior to June 1, 2023, holders may elect to convert each share of the Mandatory Convertible Preferred Stock into shares of common stock at the Minimum Conversion Rate. If you elect to convert any shares of the Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period (as defined herein), such shares of the Mandatory Convertible Preferred Stock will be converted into shares of our common stock at the Fundamental Change Conversion Rate (as defined herein), and you will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount (each as defined herein).

          Concurrently with this offering, we are also making a public offering (the "Concurrent Offering") of $750.0 million of shares of our common stock (or up to $862.5 million of shares if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares). The completion of this offering is not contingent on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering. The Concurrent Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of our common stock.

          Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange ("NYSE") under the symbol "BSX PR A." Our common stock is listed on NYSE under the symbol "BSX." The last reported sale price of our common stock on NYSE on May 19, 2020 was $35.43 per share.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement and the accompanying prospectus are accurate or complete. Any representation to the contrary is a criminal offense.

          Investing in the Mandatory Convertible Preferred Stock involves risks. See "Information Concerning Forward-Looking Statements" on page S-26 and the risks described under the heading "Risk Factors" beginning on page S-17 of this prospectus supplement and under the heading "Risk Factors" in our periodic reports that we file with the Securities and Exchange Commission before investing in any of our securities.

	Per Share	Total

Public Offering Price	$	$

Underwriting Discount	$	$

Proceeds, before expenses, to us	$	$

          We have granted the underwriters the option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to an additional 1,125,000 shares of Mandatory Convertible Preferred Stock from us at the public offering price, less the underwriting discount, solely to cover over-allotments.

          The underwriters expect to deliver the shares of the Mandatory Convertible Preferred Stock against payment therefor in New York, New York on                        , 2020.

Joint Book-Running Managers

J.P. Morgan	BofA Securities

The date of this prospectus supplement is                        , 2020.

Prospectus Supplement

Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of the Mandatory Convertible Preferred Stock we are offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about the securities we may offer from time to time, some of which may not apply to this offering of Mandatory Convertible Preferred Stock. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the SEC's shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus before making an investment decision.

        To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, the information contained in this prospectus supplement shall control. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference is accurate only as of their respective dates.

        We have not, and the underwriters have not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the underwriters do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus supplement to "Boston Scientific," the "Company," "we," "us," and "our" refer to Boston Scientific Corporation and its divisions and subsidiaries.

        References to our "2019 Form 10-K" refer to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020, and references to our "Q1 2020 Form 10-Q" refer to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020.

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Mandatory Convertible Preferred Stock in certain jurisdictions may be restricted by law. We are not, and the underwriters are not, making an offer of the Mandatory Convertible Preferred Stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        This prospectus supplement is for distribution only to and is directed only at (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) persons falling within Article 49(2)(a) to (d) ("high net worth companies,

S-ii

unincorporated associations etc.") of the Financial Promotion Order, (iii) persons outside of the United Kingdom, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

S-iii

SUMMARY

        The information below is a summary of the more detailed information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read carefully the following summary together with the more detailed information contained in this prospectus supplement, including the "Risk Factors" section beginning on page S-17 of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. This summary is not complete and does not contain all of the information you should consider before purchasing the Mandatory Convertible Preferred Stock.

Boston Scientific Corporation

        Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world. As a medical technology leader for nearly 40 years, we advance science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.

        Our history began in the late 1960s when our co-founder, John Abele, acquired an equity interest in Medi-tech, Inc., a research and development company focused on developing alternatives to surgery. In 1969, Medi-tech introduced a family of steerable catheters used in some of the world's first less-invasive procedures. In 1979, John Abele joined with Pete Nicholas to form Boston Scientific Corporation, which indirectly acquired Medi-tech. This acquisition began a period of active and focused new product development, innovation, market development and organizational growth. Since then, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals diagnose and treat a wide range of diseases and medical conditions, and improve patients' quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body.

        Our net sales have increased substantially since our formation. Our growth has been fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry and to build depth of portfolio within our core businesses. These strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures in our core areas of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in the current healthcare environment that seeks to improve outcomes and lower costs. Our strategy of category leadership also enables us to compete in a changing healthcare landscape and position our products with providers and payers, while also expanding internationally and managing the complexities of the global healthcare market.

        Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234. Our telephone number is (508) 683-4000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus supplement, the accompanying prospectus or any document incorporated by reference herein or therein.

Recent Developments

Refinancing and Credit Agreement Amendments

        On April 21, 2020, as part of our COVID-19 response efforts and mitigation plan, we entered into a new $1.25 billion 364-day Term Loan maturing on April 20, 2021 (the "April 2021 Term Loan") to refinance borrowings under our $2.75 billion revolving credit facility (the "Revolving Credit Facility"), increase available backup liquidity and modify the leverage covenant in our credit agreements for additional financial flexibility. The April 2021 Term Loan contains covenants which, among other things, restrict us from paying cash dividends and other cash distributions on our capital stock. Borrowings from the April 2021 Term Loan, combined with $60.0 million of cash on hand, were used to refinance $910.0 million of borrowings under the Revolving Credit Facility, and repay in full the $400.0 million of outstanding amounts under our $700.0 million term loan maturing in December 2020 ("December 2020 Term Loan"), after which such Term Loan was terminated.

        Also on April 21, 2020, the Company amended its $1.0 billion 364-day Term Loan maturing on February 26, 2021 (the "February 2021 Term Loan") and the Revolving Credit Facility to, among other things, make the same modification of the leverage covenant and include the same covenant restricting the company from paying cash dividends and other cash distributions on its capital stock.

        On May 18, 2020, the Company completed a public offering of $1.7 billion aggregate principal amount of its senior notes (the "May 2020 Senior Notes Offering"). The public offering consisted of $500.0 million of 1.900% Senior Notes due 2025 and $1.2 billion of 2.650% Senior Notes due 2030. The Company used the net proceeds from the May 2020 Senior Notes Offering towards (i) repaying the remaining $450.0 million of borrowings under the Revolving Credit Facility, $750.0 million under its February 2021 Term Loan and $500.0 million under its April 2021 Term Loan and (ii) paying related fees, expenses and premiums.

        We intend to use a portion of the combined net proceeds from this offering and the Concurrent Offering to repay in full the remaining $750.0 million outstanding under the April 2021 Term Loan and to pay related fees, expenses and premiums, after which it will be terminated. The remaining proceeds will be used for general corporate purposes, which may include refinancing or repayment of other outstanding indebtedness and funding potential future acquisitions and investments.

        As of the date of this prospectus supplement, we have no outstanding borrowings under the Revolving Credit Facility. Following consummation of the this offering, we intend to seek amendments to the Revolving Credit Facility and the February 2021 Term Loan to permit us to pay cash dividends and other distributions on the Mandatory Convertible Preferred Stock. There can be no assurance that we will be successful in securing any such amendment.

Concurrent Offering

        Concurrently with this offering of the Mandatory Convertible Preferred Stock, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $750.0 million of our common stock (or up to $862.5 million of our common stock if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares). We estimate that the net proceeds to us from the Concurrent Offering, after deducting the underwriting discount and commissions and estimated offering expenses, will be approximately $            (or approximately $            if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares of common stock). The completion of this offering is not contingent on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering. There can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all. The Concurrent Offering is being made by means of a separate prospectus supplement and accompanying prospectus, and nothing contained herein shall constitute an offer to sell or the solicitation of an offer to buy shares of our common stock.

        We refer to (i) the entry into the April 2021 Term Loan, (ii) the repayment of the December 2020 Term Loan, (iii) the consummation of the May 2020 Senior Notes Offering, (iv) this offering, (v) the Concurrent Offering and (vi) the application of the net proceeds from any of the foregoing, collectively, as the "Transactions."

 THE OFFERING

        The following summary contains basic information about the terms of this offering and is not intended to be complete. It does not contain all of the information that may be important to you. For a more detailed description of the terms of the Mandatory Convertible Preferred Stock, please refer to the section entitled "Description of Mandatory Convertible Preferred Stock" in this prospectus supplement and any free writing prospectus w e may provide you in connection with this offering.

        As used in this section, the terms the "Company," "us," "we" or "our" refer to Boston Scientific Corporation and not any of its subsidiaries.

Issuer	Boston Scientific Corporation, a Delaware corporation.
Securities Offered	7,500,000 shares of % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share (the "Mandatory Convertible Preferred Stock").
Underwriters' Option

We have granted the underwriters an option, exercisable within 30 days from the date of this prospectus supplement, to purchase up to 1,125,000 additional shares of Mandatory Convertible Preferred Stock at the public offering price, less the underwriting discount, solely to cover over-allotments.

Public Offering Price	$100.00 per share of Mandatory Convertible Preferred Stock.
Liquidation Preference	$100.00 per share of Mandatory Convertible Preferred Stock.
Dividend Payment Dates	March 1, June 1, September 1 and December 1 of each year, commencing on September 1, 2020 and ending on, and including, June 1, 2023.
Dividends	% of the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock per year.

Dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from, and including, the first original issue date of shares of the Mandatory Convertible Preferred Stock (the "Initial Issue Date"), and, to the extent our board of directors, or an authorized committee thereof, declares (out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in common stock) a dividend payable with respect to the Mandatory Convertible Preferred Stock, we will pay such dividend in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to certain limitations, including restrictions on dividends under our existing credit agreements); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate, except as described below. For the avoidance of doubt, we will pay the relevant dividend in shares of our common stock until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements. There is no assurance that we will be successful in amending or terminating our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements."

If declared, dividends will be payable on the dividend payment dates to holders of record of the Mandatory Convertible Preferred Stock at the close of business on the February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant dividend payment date (each a "regular record date"), whether or not such holders early convert their shares of Mandatory Convertible Preferred Stock, or such shares of Mandatory Convertible Preferred Stock are automatically converted, after a regular record date and on or prior to the immediately succeeding dividend payment date. The expected dividend payable on the first dividend payment date is approximately $            per share of the Mandatory Convertible Preferred Stock. Each subsequent dividend is expected to be $            per share of the Mandatory Convertible Preferred Stock. Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable dividend payment date. See "Description of Mandatory Convertible Preferred Stock—Dividends."

We will make each payment of a declared dividend on the Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. If we elect to make any payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares shall be valued for such purpose at the Average VWAP (as defined under "Description of Mandatory Convertible Preferred Stock—Mandatory Conversion—Certain Definitions") per share of our common stock over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the applicable dividend payment date (such average, the "Average Price"), multiplied by 97%. Until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements, we will pay the relevant dividend in shares of our common stock. There is no assurance that we will be successful in amending or terminating our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements."

Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

• the declared dividend divided by

•

$            , which amount represents approximately 35% of the Initial Price (as defined below) (subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as described below) (such dollar amount, the "Floor Price").

To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, to the extent we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (rounded to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

The "Initial Price" is calculated by dividing $100.00 by the Maximum Conversion Rate of            shares of common stock, which initially equals $            , which is the public offering price per share of our common stock in the Concurrent Offering.

Redemption	The Mandatory Convertible Preferred Stock is not redeemable by us.
Mandatory Conversion Date	The second business day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be June 1, 2023.

Mandatory Conversion

On the Mandatory Conversion Date, each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert into a number of shares of our common stock equal to the conversion rate described below.

If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, June 1, 2023, we will pay such dividend to the holders of record on the immediately preceding regular record date.

If, on or prior to June 1, 2023, we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

• the amount of such undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock (such amount, the "Mandatory Conversion Additional Conversion Amount"), divided by
• the greater of (A) the Floor Price and (B) 97% of the Average Price (calculated using June 1, 2023 as the applicable dividend payment date).

To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, declare and pay such excess amount in cash (rounded to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

Conversion Rate

Upon conversion on the Mandatory Conversion Date, the conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than            shares of our common stock (the "Maximum Conversion Rate") and not less than            shares of our common stock (the "Minimum Conversion Rate"), depending on the Applicable Market Value of our common stock, as described below, and subject to certain anti-dilution adjustments.

The "Applicable Market Value" of our common stock is the Average VWAP per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 1, 2023 (the "Settlement Period"). The conversion rate will be calculated as described under "Description of Mandatory Convertible Preferred Stock—Mandatory Conversion," and the following table illustrates hypothetical conversion rates per share of the Mandatory Convertible Preferred Stock (assuming no anti-dilution adjustments and assuming that dividends are declared and paid in case and subject to the provisions described herein with respect to any fractional share of common stock).

	Assumed Applicable Market Value of our common stock	Conversion rate (number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock)
	Greater than the Threshold Appreciation Price	shares of common stock
	Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price	Between and shares of common stock, determined by dividing $100.00 by the Applicable Market Value
	Less than the Initial Price	shares of common stock

The "Threshold Appreciation Price" is calculated by dividing $100.00 by the Minimum Conversion Rate of            shares of common stock, which is equal to approximately $            , and represents an approximately            % appreciation over the Initial Price.

Early Conversion at the Option of the Holder

Other than during a Fundamental Change Conversion Period (as defined herein), at any time prior to June 1, 2023, holders of the Mandatory Convertible Preferred Stock have the right to elect to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into shares of common stock at the Minimum Conversion Rate, as described under "Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder".

If, as of the conversion date of any early conversion (the "Early Conversion Date"), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before the dividend payment date prior to such Early Conversion Date, the conversion rate for such early conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to:

•

such amount of undeclared, accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock for such prior full dividend periods (such amount, the "Early Conversion Additional Conversion Amount"), divided by

•

the greater of (i) the Floor Price and (ii) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such Average VWAP, the "Early Conversion Average Price").

To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver shares of our common stock in respect of such shortfall.

Conversion at the option of the holder upon a fundamental change; fundamental change dividend make-whole amount

If a "Fundamental Change" (as defined under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") occurs on or prior to June 1, 2023, holders of the Mandatory Convertible Preferred Stock will have the right, during the Fundamental Change Conversion Period (as defined under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"), to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of the Mandatory Convertible Preferred Stock), into shares of our common stock (or units of exchange property as described in "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") at the "Fundamental Change Conversion Rate". The Fundamental Change Conversion Rate will be determined based on the effective date of the Fundamental Change (the "Fundamental Change Effective Date") and the price paid or deemed paid per share of our common stock in such Fundamental Change (the "Fundamental Change Stock Price").

Holders who convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period will also receive a "Fundamental Change Dividend Make-Whole Amount" equal to the present value (calculated using a discount rate of            % per annum) of all dividend payments on their shares of Mandatory Convertible Preferred Stock (excluding any Accumulated Dividend Amount (as defined under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount")) for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next dividend payment date and (ii) all remaining full dividend periods from, and including, the dividend payment date following the Fundamental Change Effective Date to, but excluding, June 1, 2023. If we elect to pay the Fundamental Change Dividend Make-Whole Amount in shares of our common stock in lieu of cash, the number of shares of our common stock that we will deliver will equal (x) the Fundamental Change Dividend Make-Whole Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.

However, to the extent that the Accumulated Dividend Amount exists as of the Fundamental Change Effective Date, holders who convert their Mandatory Convertible Preferred Stock within the Fundamental Change Conversion Period will be entitled to receive, upon conversion, such Accumulated Dividend Amount in cash (to the extent we are able to do so under applicable law and in compliance with our indebtedness) or shares of our common stock (or units of exchange property as described in this prospectus supplement) or any combination thereof, at our election. For the avoidance of doubt, our existing credit agreements contain a restriction on our ability to pay such amounts in cash. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements."

If we elect to pay the Accumulated Dividend Amount in shares of our common stock (or units of exchange property) in lieu of cash, the number of shares of our common stock (or units of exchange property) that we will deliver will equal (x) the Accumulated Dividend Amount divided by (y) the greater of the Floor Price and 97% of the Fundamental Change Stock Price.

To the extent that the sum of the Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount or the dollar amount of any portion thereof paid in shares of our common stock (or units of exchange property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Stock Price, we will, if we are legally able to do so, and to the extent permitted under the terms of the documents governing our indebtedness, pay such excess amount in cash (rounded to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "Summary—Recent Developments" and "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable Delaware law, the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Stock Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Stock Price, we will not have any obligation to pay the shortfall in cash or to deliver shares of our common stock in respect of such shortfall.

See "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount—Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount."

Voting Rights	Except as specifically required by Delaware law or by our Third Restated Certificate of Incorporation, the holders of Mandatory Convertible Preferred Stock will have no voting rights.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period commencing on, and including, the Initial Issue Date and ending on, but excluding, September 1, 2020), whether or not for consecutive dividend periods, the holders of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock and having similar voting rights, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders, to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described herein.

So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of preferred stock ranking equally with the Mandatory Convertible Preferred Stock at the time outstanding and having similar voting rights, voting together as a single class:

•

amend or alter the provisions of our Third Restated Certificate of Incorporation so as to authorize or create, or increase the authorized number of, any specific class or series of stock ranking senior to the Mandatory Convertible Preferred Stock;

•

amend, alter or repeal any provisions of our Third Restated Certificate of Incorporation or the certificate of designations with respect to the Mandatory Convertible Preferred Stock so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

•

consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of the Mandatory Convertible Preferred Stock remain outstanding following the consummation of such binding share exchange, reclassification, merger or consolidation or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction, in each case, subject to certain exceptions.

See "Description of Mandatory Convertible Preferred Stock—Voting Rights."
Ranking	The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

•

senior to (i) our common stock and (ii) each other class or series of our capital stock established after the Initial Issue Date, the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution;

•

on parity with any class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution;

•

junior to each class or series of our capital stock established after the Initial Issue Date, the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution; and

• junior to our existing and future indebtedness and other liabilities.

In addition, with respect to dividend rights or distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other obligations of each of our subsidiaries.

As of March 31, 2020 and after giving effect to the Transactions we had outstanding approximately $9.275 billion of indebtedness, and no outstanding shares of preferred stock other than the Mandatory Convertible Preferred Stock. In addition, certain of our subsidiaries had approximately $11.000 million of outstanding indebtedness at March 31, 2020.

Use of Proceeds

We intend to use a portion of the combined net proceeds from this offering and the Concurrent Offering to repay in full the remaining $750.0 million outstanding under the April 2021 Term Loan and to pay related fees, expenses and premiums, after which it will be terminated. The remaining proceeds will be used for general corporate purposes, which may include refinancing or repayment of other outstanding indebtedness and funding potential future acquisitions and investments. Certain affiliates of certain underwriters will receive at least 5% of the net proceeds from this offering and the Concurrent Offering in connection with the repayment of outstanding amounts under the April 2021 Term Loan. See "Underwriting (Conflicts of Interest)—Conflicts of Interest" and "Use of Proceeds" in this prospectus supplement.

Material U.S. Federal Income Tax Considerations

The material U.S. federal income tax considerations of owning and disposing of the Mandatory Convertible Preferred Stock and any common stock received upon conversion thereof are described in "Material U.S. Federal Income Tax Considerations."

Listing

We intend to apply to list the Mandatory Convertible Preferred Stock on the New York Stock Exchange under the symbol "BSX PR A." Our common stock is listed on the New York Stock Exchange under the symbol "BSX."

Concurrent Offering

Concurrently with this offering, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $750.0 million of shares of our common stock (or up to $862.5 million of shares if the underwriters in the Concurrent Offering exercise in full their option to purchase additional shares). We estimate that the net proceeds to us from the sale of shares of our common stock in the Concurrent Offering, after deducting the underwriting discount and estimated offering expenses payable by us, will be approximately $            (or approximately $            if the underwriters exercise in full their option to purchase additional shares of our common stock).

The completion of this offering is not contingent on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering. There can be no assurance that the Concurrent Offering will be completed on the terms described herein or at all.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent	Computershare Inc. is the transfer agent, registrar, conversion agent and dividend disbursement agent for the Mandatory Convertible Preferred Stock.
Risk Factors

Investing in our Mandatory Convertible Preferred Stock involves risks. See "Risk Factors" beginning on page S-17 of this prospectus supplement and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in the Mandatory Convertible Preferred Stock.

Conflicts of Interest

Affiliates of certain underwriters will receive at least 5% of the net proceeds of this offering in connection with the repayment of borrowings under our April 2021 Term Loan. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Because such underwriters are not primarily responsible for managing this offering, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Any underwriter with a conflict of interest, as defined under FINRA Rule 5121, will not confirm sales of the Mandatory Convertible Preferred Stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

        Unless otherwise indicated or the context otherwise requires, all information in this prospectus supplement reflects and assumes the following:

  •
  no exercise by the underwriters in this offering of their over-allotment option to purchase additional shares of Mandatory Convertible Preferred Stock; and

  •
  the completion of the Concurrent Offering and assuming no exercise by the underwriters of the Concurrent Offering of their option to purchase additional shares of common stock.

RISK FACTORS

        Investing in our Mandatory Convertible Preferred Stock involves risks. You should consider carefully the risks described below and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision, including the risks and uncertainties set forth in Part I, Item 1A. under the heading "Risk Factors" in our 2019 Form 10-K, and in Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q, as well as any other document we may file with the SEC that is incorporated by reference herein. The risks and uncertainties described in this prospectus supplement as well as the documents incorporated by reference herein are not the only ones facing us. Additional risks and uncertainties that we do not currently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus supplement or the documents incorporated by reference herein or other unknown or currently immaterial risks or uncertainties actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the Mandatory Convertible Preferred Stock.

        This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement. See "Information Concerning Forward-Looking Statements" in this prospectus supplement.

        To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described below and in the documents incorporated by reference herein. For a discussion of the recent COVID-19 pandemic and its impact on our business, see Part I, Item 2 under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Q1 2020 Form 10-Q and Part II, Item 1A under the heading "Risk Factors" in our Q1 2020 Form 10-Q.

Risks Relating to the Mandatory Convertible Preferred Stock and our Common Stock

You will bear the risk of a decline in the market price of our common stock between the pricing date for the Mandatory Convertible Preferred Stock and the Mandatory Conversion Date.

        The number of shares of our common stock that you will receive upon mandatory conversion of the Mandatory Convertible Preferred Stock is not fixed but instead will depend on the Applicable Market Value of our common stock, which is the Average VWAP per share of our common stock over the Settlement Period, which is the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 1, 2023. The aggregate market value of shares of our common stock that you would receive upon mandatory conversion may be less than the aggregate liquidation preference of the Mandatory Convertible Preferred Stock. Specifically, if the Applicable Market Value of our common stock is less than the Initial Price, the market value of our common stock that you would receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock will be less than the $100.00 liquidation preference per share of Mandatory Convertible Preferred Stock, and an investment in the Mandatory Convertible Preferred Stock would result in a loss, without taking into consideration the payment of dividends. Accordingly, you will bear the risk of a decline in the market price of our common stock. Any such decline could be substantial.

        In addition, because the number of shares delivered to you upon mandatory conversion will be based upon the Applicable Market Value, the shares of common stock you receive upon mandatory conversion may be worth less than the shares of common stock you would have received had the Applicable Market Value been equal to the VWAP per share of our common stock on the Mandatory Conversion Date or the average VWAP of our common stock over a different period of days.

Purchasers of the Mandatory Convertible Preferred Stock may not realize any or all of the benefit of an increase in the market price of shares of our common stock. The opportunity for equity appreciation provided by your investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in our common stock.

        The market value of each share of our common stock that you will receive upon mandatory conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (assuming that dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only exceed the liquidation preference of $100.00 per share of the Mandatory Convertible Preferred Stock if the Applicable Market Value of our common stock exceeds the Threshold Appreciation Price. The Threshold Appreciation Price represents an appreciation of approximately        % over the Initial Price. If the Applicable Market Value of our common stock is greater than the Threshold Appreciation Price, you will receive on the Mandatory Conversion Date approximately        % (which percentage is equal to the Initial Price divided by the Threshold Appreciation Price) of the value of our common stock that you would have received if you had made a direct investment in shares of our common stock on the date of this prospectus supplement. This means that the opportunity for equity appreciation provided by an investment in the Mandatory Convertible Preferred Stock is less than that provided by a direct investment in shares of our common stock.

        In addition, if the market value of our common stock appreciates and the Applicable Market Value of our common stock is equal to or greater than the Initial Price but less than or equal to the Threshold Appreciation Price, the aggregate market value of our common stock that you would receive upon mandatory conversion (assuming that dividends on shares of Mandatory Convertible Preferred Stock will be declared and paid in cash) will only be equal to the aggregate Liquidation Preference of the Mandatory Convertible Preferred Stock, and you will realize no equity appreciation on our common stock.

The market price of our common stock has been and could remain volatile and will directly affect the market price for our Mandatory Convertible Preferred Stock.

        We expect that, generally, the market price of our common stock will affect the market price of our Mandatory Convertible Preferred Stock more than any other single factor. This may result in greater volatility in the market price of our Mandatory Convertible Preferred Stock than would be expected for nonconvertible preferred stock.

        In addition, we expect that the market price of our Mandatory Convertible Preferred Stock will be influenced by yield and interest rates in the capital markets, the time remaining to the Mandatory Conversion Date, our creditworthiness and the occurrence of certain events affecting us that do not require an adjustment to the Fixed Conversion Rates. Fluctuations in yield rates in particular may give rise to arbitrage opportunities based upon changes in the relative values of our Mandatory Convertible Preferred Stock and our common stock. Any such arbitrage could, in turn, affect the market prices of our common stock and our Mandatory Convertible Preferred Stock. The market price of our common stock could also be affected by possible sales of our common stock by investors who view our Mandatory Convertible Preferred Stock as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the market price of our Mandatory Convertible Preferred Stock.

The Concurrent Offering and future sales of substantial amounts of our common stock could affect the market price of our common stock.

        Concurrently with this offering, we are offering, by means of a separate prospectus supplement and accompanying prospectus, $750.0 million of shares of our common stock (and up to $112.5 million of additional shares of our common stock that the underwriters in the Concurrent Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Concurrent Offering, to purchase from us). The completion of this offering is not conditioned on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not conditioned on the completion of this offering.

        The Concurrent Offering and future sales of substantial amounts of our common stock or other securities convertible or exchangeable into shares of our common stock into the public market whether by us or any of our security holders, including shares of common stock issued and delivered pursuant to the terms of the Mandatory Convertible Preferred Stock or issued upon exercise of options or warrants, or the vesting of restricted stock units, or in connection with other potential acquisitions or business combinations, or perceptions that those sales and/or conversions or exchanges could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital in the future.

        Any of these events may dilute your ownership interest in us and any of these events or the perception that these sales and/or conversions or exchanges could occur may have an adverse impact on the price of our common stock. Furthermore, sales of a substantial amount of our common stock in the public market, or the perception that these sales may occur, could reduce the market price of our common stock. This could also impair our ability to raise additional capital through the sale of our securities.

The adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount upon the occurrence of certain Fundamental Changes may not adequately compensate you for the lost option value and lost dividends as a result of early conversion upon a Fundamental Change.

        If a Fundamental Change (as defined in "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount") occurs on or prior to June 1, 2023, holders will be entitled to convert their Mandatory Convertible Preferred Stock during the Fundamental Change Conversion Period at the Fundamental Change Conversion Rate (in each case as defined in "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"). The Fundamental Change Conversion Rate will be determined as described in "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." In addition, with respect to those shares of Mandatory Convertible Preferred Stock converted, you will also receive, among other consideration, a Fundamental Change Dividend Make-Whole Amount in cash (subject to our right to deliver shares of common stock in lieu of all or part of such amount in cash), subject to the limitations described in Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." If these limitations to the delivery in shares in payment of the Fundamental Change Dividend Make-Whole Amount are reached, we will pay the shortfall in cash to the extent we are permitted to do so under applicable law and in compliance with our indebtedness. To the extent we are not permitted to pay in cash or deliver shares in respect of the Fundamental Change Dividend Make-Whole Amount, in whole or in part, due to limitations of applicable Delaware law, we will make an adjustment to the conversion rate subject to certain limitations; provided that, we will not have an obligation to pay shortfall in cash if these limitations to the adjustment of the conversion rate are reached, nor shall we have any obligation to deliver shares of our common stock in respect of such shortfall if these limitations to the adjustment of the conversion rate are reached.

        Although this adjustment to the conversion rate and the payment of the Fundamental Change Dividend Make-Whole Amount are generally designed to compensate you for the lost option value of the Mandatory Convertible Preferred Stock and lost dividends that you will suffer as a result of converting your Mandatory Convertible Preferred Stock upon a Fundamental Change, the Fundamental Change Conversion Rate and Fundamental Change Dividend Make-Whole Amount are only an approximation of such lost option value and lost dividends and may not adequately compensate you for your actual loss. In addition, if the price of our common stock is less than $            per share or more than $            per share, the feature of the Fundamental Change Conversion Rate will not compensate you for any loss suffered in connection with a Fundamental Change.

        In addition, the agreements governing any of our and our subsidiaries' existing or future indebtedness may limit our ability to pay cash or deliver shares of our common stock, as the case may be, to converting holders upon a Fundamental Change unless we can repay or refinance the amounts outstanding under such agreements.

        Furthermore, our obligation to adjust the conversion rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether paid or delivered, as the case may be, in cash or shares of our common stock) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness and equitable remedies and therefore may not be enforceable in whole or in part.

The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock may not be adjusted for all dilutive events that may adversely affect the market price of the Mandatory Convertible Preferred Stock or the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock.

        The Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are subject to adjustment only for the issuance of certain stock dividends on our common stock, subdivisions or combinations of our common stock, the issuance of certain rights, options or warrants to holders of our common stock, distributions of capital stock, indebtedness, or assets to holders of our common stock, spin-offs, cash dividends and certain issuer tender or exchange offers as described under "Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments." However, other events, such as employee stock option grants, offerings of our common stock or securities convertible into common stock for cash or in connection with acquisitions, or third-party tender or exchange offers, which may adversely affect the market price of our common stock, may not result in any adjustment, even though these other events may adversely affect the market price of our common stock and, therefore, the market price of the Mandatory Convertible Preferred Stock. In addition, the terms of our Mandatory Convertible Preferred Stock do not restrict our ability to offer common stock or securities convertible into common stock in the future or to engage in other transactions that could dilute our common stock. We have no obligation to consider the specific interests of the holders of our Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

Recent regulatory actions may adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

        Investors in, and potential purchasers of, the Mandatory Convertible Preferred Stock who employ, or seek to employ, a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Mandatory Convertible Preferred Stock to conduct a convertible arbitrage strategy with respect to the Mandatory Convertible Preferred Stock. This could, in turn, adversely affect the trading price and liquidity of the Mandatory Convertible Preferred Stock.

Purchasers of the Mandatory Convertible Preferred Stock may be adversely affected upon the issuance of a new series of preferred stock ranking senior to or equally with the Mandatory Convertible Preferred Stock.

        Our Third Restated Certificate of Incorporation authorizes our board of directors, without the approval of our stockholders, to issue 50,000,000 shares of our preferred stock (including the shares of Mandatory Convertible Preferred Stock), subject to limitations prescribed by applicable law, rules and regulations and the provisions of our Third Restated Certificate of Incorporation, as shares of preferred stock in series, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The powers, preferences and rights of these additional series of preferred stock may be senior to or on parity with the Mandatory Convertible Preferred Stock, which may reduce its value.

        The terms of the Mandatory Convertible Preferred Stock will not restrict our ability to offer a new series of preferred stock that ranks senior to or equally with the Mandatory Convertible Preferred Stock as to dividend payments or liquidation preference in the future. We have no obligation to consider the specific interests of the holders of the Mandatory Convertible Preferred Stock in engaging in any such offering or transaction.

You will have no rights with respect to our common stock until the Mandatory Convertible Preferred Stock is converted, but you may be adversely affected by certain changes made with respect to our common stock.

        You will have no rights, powers or preferences with respect to our common stock, including voting rights, rights to respond to common stock tender offers, if any, and rights to receive dividends or other distributions on shares of our common stock, if any (other than through a conversion rate adjustment), prior to the conversion date with respect to a conversion of the Mandatory Convertible Preferred Stock, but your investment in the Mandatory Convertible Preferred Stock may be negatively affected by these events. Upon conversion, you will be entitled to exercise the rights of a holder of shares of our common stock only as to matters for which the record date occurs on or after the conversion date. For example, in the event that an amendment is proposed to our Third Restated Certificate of Incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the conversion date, you will not be entitled to vote on the amendment (subject to certain limited exceptions, unless it would adversely affect the special rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock), although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock, even if your Mandatory Convertible Preferred Stock has been converted into shares of our common stock prior to the effective date of such change.

You will have no voting rights with respect to the Mandatory Convertible Preferred Stock except under limited circumstances.

        You will have no voting rights with respect to the Mandatory Convertible Preferred Stock, except with respect to certain amendments to the terms of the Mandatory Convertible Preferred Stock, in the case of certain dividend arrearages, in certain other limited circumstances and except as specifically required by Delaware law or by our Third Restated Certificate of Incorporation. You will have no right to vote for any members of our board of directors except in the case of certain dividend arrearages.

        If dividends on any Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period commencing on, and including, the initial issue date of the Mandatory Convertible Preferred Stock and ending on, but excluding, September 1, 2020), whether or not for consecutive dividend periods, the holders of such Mandatory Convertible Preferred Stock, voting together as a single class with holders of all other series of preferred stock ranking equally with the Mandatory Convertible

Preferred Stock and having similar voting rights, will be entitled at our next special or annual meeting of stockholders to vote for the election of a total of two additional members of our board of directors, subject to certain limitations described in "Description of Mandatory Convertible Preferred Stock—Voting Rights."

The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries' consolidated liabilities.

        In the event of a bankruptcy, liquidation, dissolution or winding-up, our assets will be available to pay obligations on the Mandatory Convertible Preferred Stock only after all of our consolidated liabilities have been paid. In addition, the Mandatory Convertible Preferred Stock will rank structurally junior to all existing and future indebtedness and other liabilities of our subsidiaries. Your rights to participate in the assets of our subsidiaries upon any bankruptcy, liquidation, dissolution or winding up of any subsidiary will rank junior to the prior claims of that subsidiary's creditors. In the event of a bankruptcy, liquidation, dissolution or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries' indebtedness and other liabilities, to pay amounts due on any or all of the Mandatory Convertible Preferred Stock then outstanding.

        At March 31, 2020 and after giving effect to the Transactions, we had outstanding approximately $9.275 billion of indebtedness, and no outstanding shares of preferred stock. In addition, certain of our subsidiaries had approximately $11.000 million of outstanding indebtedness at March 31, 2020. In addition, we have the ability to, and may incur, additional indebtedness in the future.

        Our Third Restated Certificate of Incorporation authorizes our board of directors to issue one or more additional series of preferred stock and set the terms of the preferred stock without seeking any further approval from our stockholders. Any preferred stock that is issued will rank ahead of our common stock in terms of dividends and liquidation rights. If we issue additional preferred stock, it may adversely affect the market price of our common stock. Our board of directors also has the power, without stockholder approval, subject to applicable law, to set the terms of any such series of preferred stock that may be issued, including voting rights, dividend rights and preferences over our common stock with respect to dividends or upon our dissolution, winding-up and liquidation and other terms. If we issue additional preferred stock in the future that has a preference over our common stock with respect to the payment of dividends or upon our liquidation, dissolution, or winding up, or if we issue additional preferred stock with voting rights that dilute the voting power of our common stock, the rights of holders of shares of the Mandatory Convertible Preferred Stock and our common stock or the market price of the Mandatory Convertible Preferred Stock and our common stock could be adversely affected.

Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements.

        Any future payments of cash dividends, and the amount of any cash dividends we pay, on our capital stock, including on the shares of Mandatory Convertible Preferred Stock will be determined by our board of directors (or an authorized committee thereof) in its sole discretion and will depend on, among other things, our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable law and other factors our board of directors deems relevant.

        The terms of our existing credit agreements contain a restriction on our ability to pay cash dividends on our capital stock, including the Mandatory Convertible Preferred Stock. As such, we will pay any dividends on the Mandatory Convertible Preferred Stock in shares of our common stock until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements. There is no assurance that we will be successful in amending or terminating our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock. In addition, the agreements governing any of our and our subsidiaries' future indebtedness may also limit our ability to declare and pay cash dividends on the shares of our capital stock, including the shares of Mandatory Convertible Preferred Stock.

        In addition, under applicable Delaware law, our board of directors (or an authorized committee thereof) may only declare and pay dividends on shares of our capital stock out of our statutory "surplus" (which is defined as the amount equal to total assets minus total liabilities, in each case at fair market value, minus statutory capital), or if there is no such surplus, out of our net profits for the then current and/or immediately preceding fiscal year. Further, even if we are permitted under our contractual obligations and Delaware law to declare and pay cash dividends on the shares of our capital stock, including the Mandatory Convertible Preferred Stock, we may not have sufficient cash to declare and pay dividends in cash on the shares of our capital stock including the Mandatory Convertible Preferred Stock.

        If upon mandatory conversion we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock, the applicable conversion rate will be adjusted so that holders receive an additional number of shares of common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under "Description of the Mandatory Convertible Preferred Stock—Mandatory Conversion". As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and 97% of the Average Price (as defined herein), we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, declare and pay such excess amount in cash pro rata to the holders of the Mandatory Convertible Preferred Stock; however, to the extent we are not permitted to do so under applicable law or in compliance with our indebtedness, you will not receive such dividends or any other consideration in respect thereof. The terms of our existing credit agreements do not permit such payment in cash.

        If upon an early conversion at the option of a holder (other than during a Fundamental Change), we have not declared and paid all or any portion of the accumulated dividends payable on the Mandatory Convertible Preferred Stock for all full dividend periods ending on or before the dividend payment date prior to the related Early Conversion Date, the applicable conversion rate will be adjusted so that converting holders receive an additional number of shares of our common stock having a market value generally equal to the amount of such accumulated and unpaid dividends, subject to the limitations described under "Description of Mandatory Convertible Preferred Stock—Early Conversion at the Option of the Holder". As a result of such limitations, the market value of such additional number of shares of common stock may be less than the amount of such accumulated and unpaid dividends. To the extent that the amount of such accumulated and unpaid dividends exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or to deliver shares of our common stock in respect of such shortfall.

        If upon an early conversion during the Fundamental Change Conversion Period we have not declared all or any portion of the accumulated and unpaid dividends payable on the Mandatory Convertible Preferred Stock for specified periods, we will pay the amount of such accumulated and unpaid dividends in cash, shares of our common stock (or units of exchange property) or any combination thereof, in our sole discretion, subject to the limitations described under "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." If these limitations to the delivery in shares in payment of accumulated and unpaid dividends are reached, we will pay the shortfall in cash if we are permitted to do so under applicable law and in compliance with our indebtedness; however, to the extent we are not permitted to do so under applicable law or in compliance with our indebtedness, you will not receive such dividends or any other consideration in respect thereof. The terms of our existing credit agreements do not permit such payment in cash.

We depend on our subsidiaries for cash to fund our operations and expenses, including future dividend payments with respect to the Mandatory Convertible Preferred Stock.

        A significant portion of our operations is conducted through our subsidiaries and our ability to generate cash to meet our debt service obligations or to make future dividend payments with respect to the Mandatory Convertible Preferred Stock is highly dependent on the earnings and the receipt of funds from our subsidiaries. Our subsidiaries are separate legal entities that have no obligation to make any funds available to us, whether by dividends, loans or other payments.

You may be subject to tax upon an adjustment to the conversion rate of the Mandatory Convertible Preferred Stock or upon a distribution paid in shares of common stock even though you do not receive a corresponding cash distribution.

        The conversion rate of the Mandatory Convertible Preferred Stock is subject to adjustment in certain circumstances. Refer to "Description of Mandatory Convertible Preferred Stock—Anti-Dilution Adjustments." If, as a result of an adjustment (or failure to make an adjustment), your proportionate interest in our assets or earnings and profits is increased, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend without the receipt of any cash or property. In addition, we may make distributions to holders of the Mandatory Convertible Preferred Stock that are paid in shares of our common stock and, although there is some uncertainty, we believe that any such distribution will be taxable to the same extent as a cash distribution of the same amount. In these circumstances and possibly others, a holder of Mandatory Convertible Preferred Stock may be subject to tax even though it has received no cash with which to pay that tax, thus giving rise to an out-of-pocket expense.

        If you are a Non-U.S. Holder (as defined under "Material U.S. Federal Income Tax Considerations"), any of these deemed dividends generally will be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty), which may be withheld from subsequent payments on the Mandatory Convertible Preferred Stock, any common stock you receive or other amounts held or received on your behalf by the applicable withholding agent.

        See "Material U.S. Federal Income Tax Considerations" for a further discussion of the U.S. federal tax implications for U.S. Holders (as defined therein) and Non-U.S. Holders of the ownership of the Mandatory Convertible Preferred Stock and any common stock received in exchange therefor.

Certain rights of the holders of the Mandatory Convertible Preferred Stock or our outstanding debt securities could delay or prevent an otherwise beneficial takeover or takeover attempt of us and, therefore, the ability of holders of Mandatory Convertible Preferred Stock to exercise their rights associated with a potential Fundamental Change.

        Certain rights of the holders of the Mandatory Convertible Preferred Stock could make it more difficult or more expensive for a third party to acquire us. For example, if a Fundamental Change were to occur on or prior to June 1, 2023, holders of the Mandatory Convertible Preferred Stock may have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part, at an increased conversion rate and will also be entitled to receive a Fundamental Change Dividend Make-Whole Amount equal to the present value of all remaining dividend payments on their Mandatory Convertible Preferred Stock from the Fundamental Change Effective Date to, but excluding, June 1, 2023. See "Description of Mandatory Convertible Preferred Stock—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount." These features of the Mandatory Convertible Preferred Stock could increase the cost of acquiring us or otherwise discourage a third party from acquiring us or removing incumbent management.

        In addition, the change of control repurchase event feature contained in certain of our outstanding debt securities may in certain circumstances make more difficult or discourage a sale or takeover of us.

        Provisions of Delaware law and our Third Restated Certificate of Incorporation and bylaws could also make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. See "Description of Capital Stock" in the accompanying prospectus.

An active trading market for the Mandatory Convertible Preferred Stock does not exist and may not develop.

        The Mandatory Convertible Preferred Stock is a new issue of securities with no established trading market. The liquidity of the trading market in the Mandatory Convertible Preferred Stock, and the market price quoted for the Mandatory Convertible Preferred Stock, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. We intend to apply to list the Mandatory Convertible Preferred Stock on NYSE under the symbol "BSX PR A." Even if the Mandatory Convertible Preferred Stock is approved for listing on NYSE, such listing does not guarantee that a trading market for the Mandatory Convertible Preferred Stock will develop or, if a trading market for the Mandatory Convertible Preferred Stock does develop, the depth or liquidity of that market. If an active trading market does not develop or is not maintained, the market price and liquidity of the Mandatory Convertible Preferred Stock may be adversely affected. In that case you may not be able to sell your Mandatory Convertible Preferred Stock at a particular time or you may not be able to sell your Mandatory Convertible Preferred Stock at a favorable price. In addition, as shares of the Mandatory Convertible Preferred Stock are converted, the liquidity of the Mandatory Convertible Preferred Stock that remains outstanding may decrease.

We do not intend to pay cash dividends on the common stock for the foreseeable future.

        We have not historically paid cash dividends to our stockholders and currently do not intend to pay cash dividends. Moreover, unless accumulated dividends have been paid on all our Mandatory Convertible Preferred Stock then outstanding through the most recently completed dividend period, no dividends may be declared or paid on our common stock. As a result, you may only receive a return on your investment in our common stock if the trading price of your shares increases.

The market price of our common stock has been and could remain volatile, and accordingly, the value of an investment in our common stock may also fluctuate.

        Stock markets in general and our common stock in particular have experienced significant price and trading volume volatility, including recently as a result of the ongoing COVID-19 pandemic. The market price and trading volume of our common stock may continue to be subject to significant fluctuations due to various factors, as well as economic and geopolitical conditions in general and to variability in the prevailing sentiment regarding our operations or business prospects, as well as, among other things, changing investment priorities of our stockholders. Because the market price of our common stock fluctuates significantly, stockholders may not be able sell their shares at attractive prices.

Anti-takeover provisions could adversely affect our stockholders.

        Provisions of Delaware law and of our Third Restated Certificate of Incorporation and amended and restated by-laws could make it more difficult for a third party to acquire control of us or have the effect of discouraging a third party from attempting to acquire control of us. For example, we are subject to Section 203 of the Delaware General Corporation Law, which would make it more difficult for another party to acquire us without the approval of our board of directors. For additional information concerning these provisions, please refer to the description of our common stock contained the accompanying prospectus.

INFORMATION CONCERNING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.

        The forward-looking statements below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading "Risk Factors" in our 2019 Form 10-K and in Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q and in connection with forward-looking statements throughout our 2019 Form 10-K and Q1 2020 Form 10-Q, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed below which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. We caution investors to consider carefully these factors. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this prospectus supplement.

        For further discussion of these risks and uncertainties and other risk factors, see Part I, Item 1A. in our 2019 Form 10-K, under the heading "Risk Factors," Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q and under the heading "Risk Factors" herein and in any other document we may file with the SEC that is incorporated by reference herein.

 USE OF PROCEEDS

        We estimate the net proceeds from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $             million (or approximately $             million if the underwriters exercise their option to purchase additional shares of Mandatory Convertible Preferred Stock in full).

        We intend to use a portion of the combined net proceeds from this offering and the Concurrent Offering to repay in full the remaining $750.0 million outstanding under the April 2021 Term Loan and to pay related fees, expenses and premiums, after which it will be terminated. The remaining proceeds will be used for general corporate purposes, which may include refinancing or repayment of other outstanding indebtedness and funding potential future acquisitions and investments. Our April 2021 Term Loan matures on April 20, 2021, and based on our current credit ratings, bear interest at an annual rate of LIBOR plus 1.875%. The proceeds from borrowings under the April 2021 Term Loan was primarily used to pay off outstanding indebtedness. Certain affiliates of certain underwriters will receive at least 5% of the net proceeds from this offering and the Concurrent Offering in connection with the repayment of outstanding amounts under the April 2021 Term Loan. See "Underwriting (Conflicts of Interest)—Conflicts of Interest" in this prospectus supplement.

 CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2020:

  •
  on an actual basis;

  •
  on an as adjusted basis to give effect to the April 2021 Term Loan and the May 2020 Senior Notes Offering (including the application of the net proceeds therefrom); and

  •
  on an as further adjusted basis to give effect to the Transactions (assuming no exercise of the underwriters' options with respect to either this offering or the Concurrent Offering) including the application of the proceeds from this offering and the Concurrent Offering before deducting the underwriting discount and estimated offering expenses. The completion of this offering is not contingent on the completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering.

        You should read this table in conjunction with "Summary—Recent Developments" and "Use of Proceeds" in this prospectus supplement and our consolidated financial statements and related notes contained in our Exchange Act reports filed with the SEC and incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2020
(amounts in millions)	Actual	As Adjusted	As Further Adjusted
Cash and cash equivalents	$370	310	1060

Debt:
Current debt obligations, including February 2021 Term Loan(1)	1,004	254	254

Long-term debt:
December 2020 Term Loan(2)	400	—	—
April 2021 Term Loan	—	750	—
May 2022 Notes	500	500	500
October 2023 Notes	244	244	244
Revolving Credit Facility(3)	1,360	—	—
March 2024 Notes	850	850	850
May 2025 Notes	523	523	523
June 2025 Notes	—	500	500
March 2026 Notes	850	850	850
December 2027 Notes	988	988	988
March 2028 Notes	434	434	434
March 2029 Notes	850	850	850
June 2030 Notes	—	1,200	1,200
November 2035 Notes	350	350	350
March 2039 Notes	750	750	750
January 2040 Notes	300	300	300
March 2049 Notes	1,000	1,000	1,000
Unamortized Debt Issuance Discount and Deferred Financing Costs	(79)	(79)	(79)
Unamortized Gain on Fair Value Hedges	7	7	7
Finance Lease Obligation	7	7	7

Total long-term debt	9,331	10,021	9,271

Total debt	10,335	10,275	9,525

	As of March 31, 2020
(amounts in millions)	Actual	As Adjusted	As Further Adjusted
Stockholders' equity:
Preferred stock, $0.01 par value—authorized 50,000,000 shares, 0 issued and outstanding on an actual and an as adjusted basis and 7,500,000 issued and outstanding on an as further adjusted basis	—	—	750
Common stock, $0.01 par value—authorized 2,000,000,000 shares—issued 1,646,877,242 shares on an actual and an as adjusted basis and shares on an as further adjusted basis(4)	16	16
Treasury stock, at cost—247,566,270 shares	(1,717)	(1,717)	(1,717)
Additional paid-in capital	17,589	17,589
Accumulated deficit	(2,252)	(2,252)	(2,252)
Accumulated other comprehensive income, net of tax:	168	168	168

Total stockholders' equity	13,804	13,804

Total capitalization	$24,139	$24,079

Note: The table above does not include unamortized amounts related to interest rate contracts designated as cash flow hedges, and has not been updated since March 31, 2020 for changes in the balance of unamortized debt issuance discounts and deferred financing costs, unamortized gains on fair value hedges, or finance lease obligations entered into in the normal course of business. In addition, changes in the balance of cash and cash equivalents reflects only those cash inflows and outflows associated with recent financing transactions. Amounts may not add due to rounding.

(1)
Includes the February 2021 Term Loan on an actual basis. On an as adjusted basis, includes the borrowings under the February 2021 Term Loan that remained outstanding following consummation of the May 2020 Senior Notes Offering and the use of proceeds thereof.

(2)
We have classified the $400 million of term loan borrowings due in December 2020 as non-current, due to the repayment prior to the issuance of our unaudited condensed consolidated financial statements for the period ending March 31, 2020 using proceeds from our April 2021 Term Loan that does not require repayment within one year from the balance sheet date.

(3)
Available borrowings under the Revolving Credit Facility on an as further adjusted basis are $2.75 billion.

(4)
Excludes:

•
            shares of our common stock issuable upon conversion of, or as payment of dividends on, the Mandatory Convertible Preferred Stock;

•
25,215,000 shares of our common stock issuable upon exercise of outstanding options at a weighted average exercise price of $23 per share;

•
10,377,000 shares of our common stock issuable upon vesting of outstanding restricted stock units; and

•
49,458,000 shares of our common stock reserved for future grants under our Long-Term Incentive Plans.

DESCRIPTION OF MANDATORY CONVERTIBLE PREFERRED STOCK

        The following description is a summary of certain provisions of our        % Series A Mandatory Convertible Preferred Stock, par value $0.01 per share, or the "Mandatory Convertible Preferred Stock". The following summary supplements and, to the extent that it is inconsistent therewith, replaces the description of our preferred stock in the accompanying prospectus.

        A copy of the certificate of designations setting forth the terms of the Mandatory Convertible Preferred Stock, which we refer to as the "Certificate of Designations," as well as our Third Restated Certificate of Incorporation, which we refer to as our "Charter," is available upon request from us at the address set forth in the section of this prospectus supplement entitled "Where You Can Find More Information." This description of the terms of the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Certificate of Designations.

        For purposes of this description, references to:

  •
  "the Company," "us," "we" or "our" refer to Boston Scientific Corporation and not any of its subsidiaries;

  •
  "Business Day" refer to any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close or be closed; and

  •
  "close of business" refer to 5:00 p.m., New York City time, and "open of business" refer to 9:00 a.m., New York City time.

General

        Under our Charter, our board of directors is authorized to provide, without further stockholder action, for the issuance of up to 50,000,000 shares of preferred stock, par value of $0.01 per share, and the designation of each series of preferred stock and, with respect to each such series, to fix the number of shares constituting such series and fix the voting power, full or limited or no voting power, the powers, preferences and relative, participating, option or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of each series. As of the date of this prospectus supplement, no shares of preferred stock are outstanding.

        At the closing of this offering, we will issue 7,500,000 shares of Mandatory Convertible Preferred Stock (or 8,625,000 shares of Mandatory Convertible Preferred Stock if the underwriters exercise their option to purchase additional shares of mandatory Convertible Preferred Stock in full as described under "Underwriting").

        When issued, the Mandatory Convertible Preferred Stock and our common stock issued upon the conversion of the Mandatory Convertible Preferred Stock will be fully paid and nonassessable. The holders of the Mandatory Convertible Preferred Stock will have no preemptive or preferential rights to purchase or subscribe for any class of our stock, obligations, warrants or other securities.

Ranking

        The Mandatory Convertible Preferred Stock, with respect to dividend rights and/or distribution rights upon our liquidation, winding-up or dissolution, as applicable, will rank:

  •
  senior to (i) our common stock and (ii) each other class or series of our capital stock established after the first original issue date of shares of the Mandatory Convertible Preferred Stock (which we refer to as the "Initial Issue Date"), the terms of which do not expressly provide that such class or series ranks either (x) senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution or (y) on parity with the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (we refer to our common stock and all such other classes or series of capital stock, collectively, as "Junior Stock");

  •
  on parity with any class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank on parity with the Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Parity Stock");

  •
  junior to each class or series of our capital stock established after the Initial Issue Date the terms of which expressly provide that such class or series will rank senior to the Mandatory Convertible Preferred Stock as to dividend rights or distribution rights upon our liquidation, winding-up or dissolution (which we refer to collectively as "Senior Stock"); and

  •
  junior to our existing and future indebtedness and other liabilities.

        In addition, with respect to dividend rights and distribution rights upon our liquidation, winding-up or dissolution, the Mandatory Convertible Preferred Stock will be structurally subordinated to any existing and future indebtedness and other obligations of each of our subsidiaries. See "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—The Mandatory Convertible Preferred Stock will rank junior to all of our and our subsidiaries' consolidated liabilities."

        At March 31, 2020 and after giving effect to the Transactions, we would have had outstanding approximately $9.275 billion of indebtedness, and no outstanding shares of preferred stock other than the Mandatory Convertible Preferred Stock. In addition, certain of our subsidiaries had approximately $11.000 million of outstanding indebtedness at March 31, 2020.

Listing

        We intend to apply to list the Mandatory Convertible Preferred Stock on The New York Stock Exchange ("NYSE"), under the symbol "BSX PR A" and, if approved, we expect trading to commence within 30 days of the Initial Issue Date. In addition, upon listing, we have agreed to use our commercially reasonable efforts to keep the Mandatory Convertible Preferred Stock listed on NYSE. However, there can be no assurance that the Mandatory Convertible Preferred Stock will be listed, and if listed, that it will continue to be listed. Listing the Mandatory Convertible Preferred Stock on NYSE does not guarantee that a trading market will develop or, if a trading market does develop, the depth or liquidity of that market or the ability of holders to sell their Mandatory Convertible Preferred Stock easily.

Dividends

        Subject to the rights of holders of any class or series of any Senior Stock, holders of the Mandatory Convertible Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, or an authorized committee thereof, out of funds legally available for payment, in the case of dividends paid in cash, and shares of common stock legally permitted to be issued, in the case of dividends paid in shares of common stock, cumulative dividends at the rate per annum of        % of the Liquidation Preference of $100.00 per share of the Mandatory Convertible Preferred Stock (equivalent to $            per annum per share), payable in cash, by delivery of shares of our common stock or through any combination of cash and shares of our common stock, as determined by us in our sole discretion (subject to the limitations on our ability to pay cash dividends and other cash distributions on our capital stock described below with respect to our credit facilities, see "—Limitation on Cash Payments under our Credit Facilities"). See "—Method of Payment of Dividends."

        If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on March 1, June 1, September 1 and December 1 of each year to, and including, June 1, 2023 commencing on September 1, 2020 (each, a "Dividend Payment Date"), at such annual rate, and dividends shall accumulate from the most recent date as to which dividends shall have been paid or, if no dividends have been paid, from the Initial Issue Date of the Mandatory Convertible Preferred Stock, whether or not in any dividend period or periods there have been funds legally available or shares of common stock legally permitted for the payment of such dividends.

        If declared, dividends will be payable on the relevant Dividend Payment Date to holders of record of the Mandatory Convertible Preferred Stock as they appear on our stock register at the close of business on the February 15, May 15, August 15 and November 15, as the case may be, immediately preceding the relevant Dividend Payment Date (each, a "Regular Record Date"), whether or not such holders early convert their shares, or such shares are automatically converted, after a Regular Record Date and on or prior to the immediately succeeding Dividend Payment Date. These Regular Record Dates will apply regardless of whether a particular Regular Record Date is a Business Day. If a Dividend Payment Date is not a Business Day, payment will be made on the next succeeding Business Day, without any interest or other payment in lieu of interest accruing with respect to this delay.

        A full dividend period is the period from, and including, a Dividend Payment Date to, but excluding, the next Dividend Payment Date, except that the initial dividend period will commence on, and include, the Initial Issue Date of the Mandatory Convertible Preferred Stock and will end on, and exclude, the September 1, 2020 Dividend Payment Date. The amount of dividends payable on each share of Mandatory Convertible Preferred Stock for each full dividend period (subsequent to the initial dividend period) will be computed by dividing the annual dividend rate by four. Dividends payable on the Mandatory Convertible Preferred Stock for the initial dividend period and any other partial dividend period will be computed based upon the actual number of days elapsed during such period over a 360-day year (consisting of twelve 30-day months). Accordingly, the dividend on the Mandatory Convertible Preferred Stock for the initial dividend period, assuming the Initial Issue Date is                         , 2020 will be $            per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of        % and a Liquidation Preference of $100.00 per share) and will be payable, when, as and if declared, on September 1, 2020 to the holders of record thereof on August 15, 2020. The dividend on the Mandatory Convertible Preferred Stock for each subsequent full dividend period, when, as and if declared, will be $            per share of Mandatory Convertible Preferred Stock (based on the annual dividend rate of        % and a Liquidation Preference of $100.00 per share). Accumulated dividends on shares of the Mandatory Convertible Preferred Stock will not bear interest, nor shall additional dividends be payable thereon, if they are paid subsequent to the applicable Dividend Payment Date.

        No dividend will be paid unless and until our board of directors, or an authorized committee of our board of directors, declares a dividend payable with respect to the Mandatory Convertible Preferred Stock. No dividend will be declared or paid upon, or any sum of cash or number of shares of our common stock set apart for the payment of dividends upon, any outstanding shares of Mandatory Convertible Preferred Stock with respect to any dividend period unless all dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

        Except as described above, dividends on shares of Mandatory Convertible Preferred Stock converted to common stock will cease to accumulate, and all other rights of holders of Mandatory Convertible Preferred Stock will terminate, from and after the Mandatory Conversion Date, the Early Conversion Date and the Fundamental Change Conversion Date (each, as defined below), as applicable.

  Limitation on cash payments under our credit facilities

        Our ability to declare and pay cash dividends and to make other distributions with respect to our capital stock, including the Mandatory Convertible Preferred Stock, is limited by the terms of our term loans and our Revolving Credit Facility. We intend to use a portion of the net proceeds from this offering and the Concurrent Offering to repay in full remaining borrowings under, and terminate, the April 2021 Term Loan. In addition, following consummation of this offering, we intend to seek amendments to our Revolving Credit Facility and the February 2021 Term Loan to permit us to pay cash dividends and other distributions on the Mandatory Convertible Preferred Stock. We will, however, be required to pay the relevant dividend in shares of our common stock until we amend or terminate our Revolving Credit Facility and the February 2021 Term Loan or such restrictions are no longer effective under the terms of such credit agreements. There is no assurance that we will be successful in amending or terminating our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock. In addition, the terms of our future indebtedness and our subsidiaries' existing and any future indebtedness may contain similar restrictions. In addition, our ability to declare and pay dividends may be limited by applicable Delaware law. See "Risk Factors—Risks Relating to the Mandatory Convertible Preferred Stock and Our Common Stock—Our ability to declare and pay dividends on our capital stock, including the Mandatory Convertible Preferred Stock, may be limited and is prohibited by the terms of our existing credit agreements."

Method of Payment of Dividends

        Subject to the limitations described below, we may pay any declared dividend (or any portion of any declared dividend) on the shares of Mandatory Convertible Preferred Stock (whether or not for a current dividend period or any prior dividend period) determined in our sole discretion:

  •
  in cash;

  •
  by delivery of shares of our common stock; or

  •
  through any combination of cash and shares of our common stock.

        We will make each payment of a declared dividend on the shares of Mandatory Convertible Preferred Stock in cash, except to the extent we elect to make all or any portion of such payment in shares of our common stock. We will give the holders of the Mandatory Convertible Preferred Stock notice of any such election, and the portion of such payment that will be made in cash and the portion that will be made in shares of our common stock no later than 10 Scheduled Trading Days (as defined under "—Mandatory Conversion—Certain Definitions") prior to the Dividend Payment Date for such dividend; provided, however, that if we do not provide timely notice of this election, we will be deemed to have elected to pay the relevant dividend in cash; for the avoidance of doubt, however, we will pay the relevant dividend in shares of our common stock until we amend or terminate our existing credit agreements that contain a restriction on our ability to pay cash dividends on our capital stock, or such restrictions are no longer effective under the terms of such credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

        All cash payments to which a holder of the Mandatory Convertible Preferred Stock is entitled in connection with a declared dividend on the shares of Mandatory Convertible Preferred Stock will be rounded to the nearest cent. If we elect to make any such payment of a declared dividend, or any portion thereof, in shares of our common stock, such shares will be valued for such purpose, in the case of any dividend payment or portion thereof, at 97% of the Average VWAP (as defined under "—Mandatory Conversion—Certain Definitions") per share of our common stock over the five consecutive Trading Day (as defined under "—Mandatory Conversion—Certain Definitions") period commencing on, and including, the seventh Scheduled Trading Day (as defined under "—Mandatory Conversion—Certain Definitions") prior to the applicable Dividend Payment Date (such average, the

"Average Price"). If the five Trading Day period to determine the Average Price ends on or after the relevant Dividend Payment Date (whether because a Scheduled Trading Day is not a Trading Day due to the occurrence of a Market Disruption Event (as defined under "—Mandatory Conversion—Certain Definitions") or otherwise), then the Dividend Payment Date will be postponed until the second Business Day after the final Trading Day of such five Trading Day period; provided that no interest or other amounts will accrue as a result of such postponement.

        No fractional shares of our common stock will be delivered to the holders of the Mandatory Convertible Preferred Stock in payment or partial payment of a dividend. We will instead, to the extent we are legally permitted to do so (including under our credit agreements), pay a cash amount (computed to the nearest cent) to each holder that would otherwise be entitled to receive a fraction of a share of our common stock based on the Average Price with respect to such dividend. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

        To the extent a shelf registration statement is required in our reasonable judgment in connection with the issuance of or for resales of shares of our common stock issued as payment of a dividend on the shares of Mandatory Convertible Preferred Stock, including dividends paid in connection with a conversion, we will, to the extent such a shelf registration statement is not currently filed and effective, use our commercially reasonable efforts to file and maintain the effectiveness of such a shelf registration statement until the earlier of such time as all such shares of common stock have been resold thereunder and such time as all such shares are freely tradable without registration by holders thereof that are not, and have not been within the three months preceding, "affiliates" of ours for purposes of the Securities Act.

        To the extent applicable, we will use our commercially reasonable efforts to have the shares of our common stock approved for listing on NYSE (or if our common stock is not listed on NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed), and qualified or registered under applicable state securities laws, if required; provided that we will not be required to qualify as a foreign corporation or to take any action that would subject us to general service of process in any such jurisdiction where we are not presently qualified or where we are not presently subject to taxation as a foreign corporation and such qualification or action would subject us to such taxation.

        Notwithstanding the foregoing, in no event will the number of shares of our common stock to be delivered in connection with any declared dividend, including any declared dividend payable in connection with a conversion, exceed a number equal to:

  •
  the declared dividend, divided by

  •
  $            , which amount represents approximately 35% of the Initial Price (as defined under "—Mandatory Conversion—Certain Definitions"), subject to adjustment in a manner inversely proportional to any anti-dilution adjustment to each Fixed Conversion Rate as set forth below in "—Anti-Dilution Adjustments" (such dollar amount, the "Floor Price").

        To the extent that the amount of any declared dividend exceeds the product of (x) the number of shares of our common stock delivered in connection with such declared dividend and (y) 97% of the Average Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, notwithstanding any notice by us to the contrary, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

  Dividend Stopper

        So long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of Junior Stock, and no common stock or any other class or series of Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid in full in cash, shares of our common stock or a combination thereof, or a sufficient sum of cash or number of shares of our common stock has been set apart for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

        The foregoing limitation shall not apply to:

  •
  any dividend or distribution payable in shares of common stock or other Junior Stock, together with cash in lieu of any fractional share;

  •
  purchases, redemptions or other acquisitions of common stock, other Junior Stock or Parity Stock in connection with the administration of any benefit or other incentive plan, including any employment contract, in the ordinary course of business (including purchases to offset the Share Dilution Amount pursuant to a publicly announced repurchase plan, or acquisitions of shares of common stock surrendered, deemed surrendered or withheld in connection with the exercise of stock options or the vesting of restricted stock or restricted stock units); provided that the number of shares purchased to offset the Share Dilution Amount shall in no event exceed the Share Dilution Amount;

  •
  purchases of common stock or other Junior Stock pursuant to a contractually binding agreement to buy such securities that existed prior to the date of this prospectus supplement;

  •
  any dividends or distributions of rights in connection with a stockholders' rights plan or any redemption or repurchase of rights pursuant to any stockholders' rights plan;

  •
  the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation preference) or Junior Stock and, in each case, the payment of cash solely in lieu of fractional shares; and

  •
  the deemed purchase or acquisition of fractional interests in shares of our common stock, other Junior Stock or Parity Stock pursuant to the conversion or exchange provisions of such shares or the security being converted or exchanged.

        The phrase "Share Dilution Amount" means the increase in the number of diluted shares of our common stock outstanding (determined in accordance with accounting principles generally accepted in the United States of America, and as measured from the Initial Issue Date) resulting from the grant, vesting or exercise of equity-based compensation to directors, employees and agents and equitably adjusted for any stock split, stock dividend, reverse stock split, reclassification or similar transaction.

        When dividends on shares of the Mandatory Convertible Preferred Stock (i) have not been declared and paid in full on any Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Dates, on a dividend payment date falling within a regular dividend period related to such Dividend Payment Date), or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable Regular Record Date, no dividends may be declared or paid on any shares of Parity Stock unless dividends are declared on the shares of Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Mandatory Convertible Preferred Stock and such shares of Parity Stock shall be allocated pro rata among the holders of the shares of Mandatory Convertible Preferred Stock and the holders of any shares of Parity Stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, the Company shall allocate those payments so that the respective amounts of those payments for the declared dividend bear the same ratio to each other as all accumulated and unpaid dividends per share on the shares of Mandatory Convertible Preferred Stock and all declared and unpaid dividends per share on such shares of Parity Stock bear to each other (subject to their having been declared by our board of directors, or an authorized committee thereof, out of legally available funds); provided, however, that any unpaid dividends on the Mandatory Convertible Preferred Stock will continue to accumulate except as described herein. For purposes of this calculation, with respect to non-cumulative Parity Stock, we will use the full amount of dividends that would be payable for the most recent dividend period if dividends were declared in full on such non-cumulative Parity Stock.

        Subject to the foregoing, and not otherwise, such dividends as may be determined by our board of directors, or an authorized committee thereof, may be declared and paid (payable in cash or other property or securities) on any securities, including our common stock and other Junior Stock, from time to time out of any funds legally available for such payment, and holders of the Mandatory Convertible Preferred Stock shall not be entitled to participate in any such dividends.

Redemption

        The Mandatory Convertible Preferred Stock will not be redeemable. However, at our option, we may purchase or exchange the Mandatory Convertible Preferred Stock from time to time in the open market, by tender or exchange offer or otherwise, without the consent of, or notice to, holders.

Liquidation Preference

        In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Mandatory Convertible Preferred Stock will be entitled to receive a Liquidation Preference in the amount of $100.00 per share of the Mandatory Convertible Preferred Stock (the "Liquidation Preference"), plus an amount (the "Liquidation Dividend Amount") equal to accumulated and unpaid dividends on such shares, whether or not declared, to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our stockholders, after satisfaction of debt and other liabilities owed to our creditors and holders of shares of any Senior Stock and before any payment or distribution is made to holders of Junior Stock (including our common stock). If, upon our voluntary or involuntary liquidation, winding-up or dissolution, the amounts payable with respect to (1) the Liquidation Preference plus the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock and (2) the liquidation preference of, and the amount of accumulated and unpaid dividends (to, but excluding, the date fixed for liquidation, winding-up or dissolution) on, all Parity Stock are not paid in full, the holders of the Mandatory Convertible Preferred Stock and all holders of any such Parity Stock will share equally and ratably in any distribution of our assets in proportion to their respective liquidation preferences and amounts equal to accumulated and unpaid dividends to which they are entitled. After payment of the full amount of the Liquidation Preference and the Liquidation Dividend Amount on the shares of Mandatory Convertible Preferred Stock, the holders of the Mandatory Convertible Preferred Stock will have no right or claim to any of our remaining assets.

        Neither the sale, lease nor exchange of all or substantially all of our assets or business (other than in connection with our liquidation, winding-up or dissolution), nor our merger or consolidation into or with any other person, will be deemed to be our voluntary or involuntary liquidation, winding-up or dissolution.

        Our Charter, including the Certificate of Designations for the Mandatory Convertible Preferred Stock, will not contain any provision requiring funds to be set aside to protect the Liquidation Preference of the Mandatory Convertible Preferred Stock even though it is substantially in excess of the par value thereof.

Voting Rights

        The holders of the Mandatory Convertible Preferred Stock will not have voting rights other than those described below, except as specifically required by Delaware law or by our Charter from time to time.

        Whenever dividends on any shares of the Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period commencing on, and including, the Initial Issue Date and ending on, but excluding, September 1, 2020), whether or not for consecutive dividend periods (a "Nonpayment"), the authorized number of directors on our board of directors will, at the next annual meeting of stockholders or at a special meeting of stockholders as provided below, automatically be increased by two and the holders of such shares of the Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of Voting Preferred Stock (as defined below) then outstanding, will be entitled, at our next annual meeting of stockholders or at a special meeting of stockholders as provided below, to vote for the election of a total of two additional members of our board of directors (the "Preferred Stock Directors"); provided, however, that the election of any such Preferred Stock Directors will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two Preferred Stock Directors.

        In the event of a Nonpayment, the holders of at least 25% of the shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock may request that a special meeting of stockholders be called to elect such Preferred Stock Directors (provided, however, that if our next annual or a special meeting of stockholders is scheduled to be held within 90 days of the receipt of such request, the election of such Preferred Stock Directors will be included in the agenda for, and will be held at, such scheduled annual or special meeting of stockholders). The Preferred Stock Directors will stand for reelection annually, at each subsequent annual meeting of the stockholders, so long as the holders of the Mandatory Convertible Preferred Stock continue to have such voting rights.

        At any meeting at which the holders of the Mandatory Convertible Preferred Stock are entitled to elect Preferred Stock Directors, the holders of a majority of the then outstanding shares of the Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Mandatory Convertible Preferred Stock and other Voting Preferred Stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the Preferred Stock Directors.

        As used in this prospectus supplement, "Voting Preferred Stock" means any other class or series of our preferred stock, ranking equally with the Mandatory Convertible Preferred Stock as to dividends and to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Mandatory Convertible Preferred Stock and any other Voting Preferred Stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other Voting Preferred Stock voted.

        If and when all accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock have been paid in full, or declared and a sum or number of shares of our common stock sufficient for such payment shall have been set aside for the benefit of the holders thereof (a "Nonpayment Remedy"), the holders of the Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent Nonpayment. If such voting rights for the holders of the Mandatory Convertible Preferred Stock and all other holders of Voting Preferred Stock have terminated, the term of office of each Preferred Stock Director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

        Any Preferred Stock Director may be removed at any time, with or without cause, by the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a Nonpayment shall have occurred and there shall not have been a Nonpayment Remedy, any vacancy in the office of a Preferred Stock Director (other than prior to the initial election of Preferred Stock Directors after a Nonpayment) may be filled by the written consent of the Preferred Stock Director remaining in office, except in the event that such vacancy is created as a result of such Preferred Stock Director being removed or if no Preferred Stock Director remains in office, such vacancy may be filled by a vote of the holders of record of a majority in voting power of the outstanding shares of the Mandatory Convertible Preferred Stock and any other series of Voting Preferred Stock then outstanding (voting together as a single class) when they have the voting rights described above; provided, however, that the election of any such Preferred Stock Directors to fill such vacancy will not cause us to violate the corporate governance requirements of NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors. The Preferred Stock Directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

        So long as any shares of Mandatory Convertible Preferred Stock remain outstanding, we will not, without the affirmative vote or consent of the holders of at least two-thirds in voting power of the outstanding shares of Mandatory Convertible Preferred Stock and all other series of Voting Preferred Stock at the time outstanding and entitled to vote thereon, voting together as a single class, given in person or by proxy, either in writing or at an annual or special meeting of such stockholders:

  •
  amend or alter the provisions of our Charter so as to authorize or create, or increase the authorized number of, any class or series of Senior Stock;

  •
  amend, alter or repeal any provision of our Charter or the Certificate of Designations so as to adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock; or

  •
  consummate a binding share exchange or reclassification involving the shares of the Mandatory Convertible Preferred Stock or a merger or consolidation of us with another entity, unless in each case: (i) the shares of Mandatory Convertible Preferred Stock remain outstanding and are not amended in any respect or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent; and (ii) the shares of the Mandatory Convertible Preferred Stock that remain outstanding or such shares of preference securities, as the case may be, have such rights, preferences, privileges and voting powers that, taken as a whole, are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Mandatory Convertible Preferred Stock immediately prior to the consummation of such transaction;

provided, however, that in the event that a transaction would trigger voting rights under both the second and the third bullet point above, the third bullet point will govern; provided, further, however, that:

  •
  any increase in the number of our authorized but unissued shares of preferred stock;

  •
  any increase in the number of authorized or issued shares of Mandatory Convertible Preferred Stock; and

  •
  the creation and issuance, or an increase in the authorized or issued number, of any class or series of Parity Stock or Junior Stock,

will be deemed not to adversely affect the rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock and shall not require the affirmative vote or consent of holders of the Mandatory Convertible Preferred Stock.

        Our Charter and Delaware law permit us, without the approval of any of our stockholders (including any holders of the Mandatory Convertible Preferred Stock), to establish and issue a new series of preferred stock ranking equally with or junior to the Mandatory Convertible Preferred Stock, which may dilute the voting and other interests of holders of the Mandatory Convertible Preferred Stock.

        If any amendment, alteration, repeal, binding share exchange, reclassification, merger or consolidation described above would adversely affect the rights, preferences, privileges or voting powers of one or more but not all series of Voting Preferred Stock (including the Mandatory Convertible Preferred Stock for this purpose), then only the series of Voting Preferred Stock the rights, preferences, privileges or voting powers of which are adversely affected and entitled to vote, shall vote as a class in lieu of all other series of Voting Preferred Stock.

        Without the consent of the holders of the Mandatory Convertible Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges or voting powers of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock for the following purposes:

  •
  to cure any ambiguity, omission or mistake, or to correct or supplement any provision contained in the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock that may be defective or inconsistent with any other provision contained in such Certificate of Designations; or

  •
  to make any provision with respect to matters or questions relating to the Mandatory Convertible Preferred Stock that is not inconsistent with the provisions of our Charter or the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

        In addition, without the consent of the holders of the Mandatory Convertible Preferred Stock, we may amend, alter, supplement or repeal any terms of the Mandatory Convertible Preferred Stock in order to (i) conform the terms thereof to the description of the terms of the Mandatory Convertible Preferred Stock set forth under "Description of Mandatory Convertible Preferred Stock" in the preliminary prospectus supplement for the Mandatory Convertible Preferred Stock, as supplemented and/or amended by any related pricing term sheet or (ii) file a certificate of correction with respect to the Certificate of Designations to the extent permitted by Section 103(f) of the Delaware General Corporation Law.

Mandatory Conversion

        Each outstanding share of the Mandatory Convertible Preferred Stock, unless previously converted, will automatically convert on the Mandatory Conversion Date (as defined under "—Certain Definitions"), into a number of shares of our common stock equal to the conversion rate described below.

        The "conversion rate", which is the number of shares of our common stock issuable upon conversion of each share of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date (excluding any shares of our common stock issued in respect of accrued and unpaid dividends, as described below), will be as follows:

  •
  if the Applicable Market Value (as defined under "—Certain Definitions") of our common stock is greater than the Threshold Appreciation Price, which is approximately $            , then the conversion rate will be            shares of our common stock per share of Mandatory Convertible Preferred Stock (the "Minimum Conversion Rate");

  •
  if the Applicable Market Value of our common stock is less than or equal to the Threshold Appreciation Price but equal to or greater than the Initial Price, then the conversion rate will be equal to $100.00 divided by the Applicable Market Value of our common stock, rounded to the nearest ten-thousandth of a share; or

  •
  if the Applicable Market Value of our common stock is less than the Initial Price, then the conversion rate will be shares of our common stock per share of Mandatory Convertible Preferred Stock (the "Maximum Conversion Rate").

        We refer to the Minimum Conversion Rate and the Maximum Conversion Rate collectively as the "Fixed Conversion Rates". The Fixed Conversion Rates are subject to adjustment as described in "—Anti-Dilution Adjustments" below. The "Threshold Appreciation Price" is calculated by dividing $100.00 by the Minimum Conversion Rate, and represents an approximately        % appreciation over the Initial Price. The "Initial Price" is calculated by dividing $100.00 by the Maximum Conversion Rate and initially equals approximately $            , which is the public offering price of our common stock in the Concurrent Offering.

        If we declare a dividend on the Mandatory Convertible Preferred Stock for the dividend period ending on, but excluding, June 1, 2023, we will pay such dividend to the holders of record as of the immediately preceding Regular Record Date, as described above under "—Dividends." If on or prior to June 1, 2023 we have not declared all or any portion of the accumulated and unpaid dividends on the Mandatory Convertible Preferred Stock, the conversion rate will be adjusted so that holders receive an additional number of shares of our common stock equal to:

  •
  the amount of such accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared (the "Mandatory Conversion Additional Conversion Amount"), divided by

  •
  the greater of (i) the Floor Price and (ii) 97% of the Average Price (calculated using June 1, 2023 as the applicable Dividend Payment Date).

        To the extent that the Mandatory Conversion Additional Conversion Amount exceeds the product of such number of additional shares and 97% of the Average Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness declare and pay such excess amount in cash (computed to the nearest cent) pro rata per share to the holders of the Mandatory Convertible Preferred Stock. Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount, and such amount will not form a part of the cumulative dividends that may be deemed to accumulate on the shares of Mandatory Convertible Preferred Stock.

        For the avoidance of doubt, the conversion rate per share of the Mandatory Convertible Preferred Stock will in no event exceed the Maximum Conversion Rate, subject to adjustment as described under

"—Anti-Dilution Adjustments" below and exclusive of any amounts owing in respect of any Mandatory Conversion Additional Conversion Amount or any accrued and unpaid dividends paid at our election in shares of common stock.

  Hypothetical conversion values upon mandatory conversion

        For illustrative purposes only, the following table shows the number of shares of our common stock that a holder of the Mandatory Convertible Preferred Stock would receive upon mandatory conversion of one share of Mandatory Convertible Preferred Stock at various Applicable Market Values for our common stock. The table assumes that there will be no conversion adjustments as described above for any Mandatory Conversion Additional Conversion Amount or as described below in "—Anti-Dilution Adjustments" and that dividends on the Mandatory Convertible Preferred Stock will be declared and paid in cash (and not in additional shares of our common stock). The actual Applicable Market Value of our common stock may differ from those set forth in the table below. Given an Initial Price of $            and a Threshold Appreciation Price of approximately $            , a holder of Mandatory Convertible Preferred Stock would receive on the Mandatory Conversion Date the number of shares of our common stock per share of Mandatory Convertible Preferred Stock set forth below, subject to the provisions described below with respect to any fractional share of our common stock:

Assumed Applicable Market Value of our common stock	Number of shares of our common stock to be received upon mandatory conversion	Assumed conversion value (calculated as Applicable Market Value multiplied by the number of shares of our common stock to be received upon mandatory conversion)
$		$
$		$
$		$
$		$
$		$
$		$
$		$

        Accordingly, assuming that the market price of our common stock on the Mandatory Conversion Date is the same as the Applicable Market Value of our common stock, the aggregate market value of our common stock you receive upon mandatory conversion of a share of Mandatory Convertible Preferred Stock (excluding any shares of our common stock you receive in respect of accrued and unpaid dividends) will be:

  •
  greater than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is greater than the Threshold Appreciation Price;

  •
  equal to the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than or equal to the Threshold Appreciation Price and greater than or equal to the Initial Price; and

  •
  less than the $100.00 liquidation preference of the share of Mandatory Convertible Preferred Stock, if the Applicable Market Value is less than the Initial Price.

  Certain Definitions

        "Applicable Market Value" means the Average VWAP per share of our common stock over the Settlement Period.

        "Settlement Period" means the 20 consecutive Trading Day period commencing on, and including, the 21st Scheduled Trading Day immediately preceding June 1, 2023.

        "Mandatory Conversion Date" means the second Business Day immediately following the last Trading Day of the Settlement Period. The Mandatory Conversion Date is expected to be June 1, 2023. If the Mandatory Conversion Date occurs after June 1, 2023 (whether because a Scheduled Trading Day during the Settlement Period is not a Trading Day due to the occurrence of a Market Disruption Event or otherwise), no interest or other amounts will accrue as a result of such postponement.

        A "Trading Day" means a day on which:

  •
  there is no Market Disruption Event; and

  •
  trading in our common stock generally occurs on the Relevant Stock Exchange;

provided, that if our common stock is not listed or admitted for trading, "Trading Day" means any Business Day.

        A "Scheduled Trading Day" is any day that is scheduled to be a Trading Day.

        "Market Disruption Event" means:

  •
  a failure by the Relevant Stock Exchange to open for trading during its regular trading session; or

  •
  the occurrence or existence, prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for our common stock, for more than a one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Relevant Stock Exchange or otherwise) in our common stock.

        "Relevant Stock Exchange" means NYSE or, if our common stock is not then listed on NYSE, on the principal other U.S. national or regional securities exchange on which our common stock is then listed or, if our common stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which our common stock is then listed or admitted for trading.

        "VWAP" per share of our common stock on any Trading Day means the per share volume-weighted average price as displayed on Bloomberg page "BSX <EQUITY> AQR" (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is not available, the market value per share of our common stock on such Trading Day as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose, which may include any of the underwriters for this offering). The "Average VWAP" per share over a certain period means the arithmetic average of the VWAP per share for each Trading Day in the relevant period.

Early Conversion at the Option of the Holder

        Other than during a Fundamental Change Conversion Period (as defined in "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount"), holders of Mandatory Convertible Preferred Stock will have the right to convert their Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), at any time prior to June 1, 2023 (an "Early Conversion"), into shares of our common stock at the Minimum Conversion Rate per share of Mandatory Convertible Preferred Stock.

        If, as of the conversion date (as defined under "—Conversion Procedures—Upon Early Conversion or Upon Early Fundamental Change Conversion") of any Early Conversion (the "Early Conversion Date"), we have not declared all or any portion of the accumulated and unpaid dividends for all full dividend periods ending on or before a Dividend Payment Date prior to such Early Conversion Date, the conversion rate for such Early Conversion will be adjusted so that holders converting their Mandatory Convertible Preferred Stock at such time receive an additional number of shares of our common stock equal to:

  •
  such amount of accumulated and unpaid dividends per share of Mandatory Convertible Preferred Stock that have not been declared for such prior full dividend periods (the "Early Conversion Additional Conversion Amount"), divided by

  •
  the greater of (i) the Floor Price and (ii) the Average VWAP per share of our common stock over the 20 consecutive Trading Day period (the "Early Conversion Settlement Period"), commencing on, and including, the 21st Scheduled Trading Day immediately preceding the Early Conversion Date (such average VWAP, the "Early Conversion Average Price").

        To the extent that the Early Conversion Additional Conversion Amount exceeds the product of such number of additional shares and the Early Conversion Average Price, we will not have any obligation to pay the shortfall in cash or deliver shares of our common stock in respect of such shortfall.

        Except as described above, upon any Early Conversion of any Mandatory Convertible Preferred Stock, we will make no payment or allowance for unpaid dividends on such shares of the Mandatory Convertible Preferred Stock, unless such Early Conversion Date occurs after the Regular Record Date for a declared dividend and on or prior to the immediately succeeding Dividend Payment Date, in which case such dividend will be paid on such Dividend Payment Date to the holder of record of the converted shares of the Mandatory Convertible Preferred Stock as of such Regular Record Date, as described under "—Dividends."

Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount

  General

        If a "Fundamental Change" (as defined below) occurs on or prior to June 1, 2023, holders of Mandatory Convertible Preferred Stock will have the right (the "Fundamental Change Conversion Right") during the Fundamental Change Conversion Period (as defined below) to:

  (i)
  convert their share of Mandatory Convertible Preferred Stock, in whole or in part (but in no event less than one share of Mandatory Convertible Preferred Stock), into a number of shares of our common stock (or Units of Exchange Property as described below) at the conversion rate specified in the table below (the "Fundamental Change Conversion Rate");

  (ii)
  with respect to such converted shares, receive a Fundamental Change Dividend Make-Whole Amount (as defined below) payable in cash or shares of our common stock; and

  (iii)
  with respect to such converted shares, receive the Accumulated Dividend Amount (as defined below) payable in cash or shares of our common stock,

subject, in the case of clauses (ii) and (iii), to certain limitations with respect to the number of shares of our common stock that we will be required to deliver, all as described below. Notwithstanding clauses (ii) and (iii) above, if the Fundamental Change Effective Date (as defined below) or the Fundamental Change Conversion Date (as defined below) falls after the Regular Record Date for a dividend period for which we have declared a dividend and prior to the next Dividend Payment Date, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record on such Regular Record Date, as described under "—Dividends," and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of the payment of such dividend.

        To exercise the Fundamental Change Conversion Right, a holder must submit its shares of Mandatory Convertible Preferred Stock for conversion at any time during the period (the "Fundamental Change Conversion Period") commencing on, and including, the Fundamental Change Effective Date and ending at the close of business on the date that is 20 calendar days after the Fundamental Change Effective Date (or, if later, the date that is 20 calendar days after the date of notice of such Fundamental Change), but in no event later than June 1, 2023. Holders of the Mandatory Convertible Preferred Stock that submit the shares for conversion during the Fundamental Change Conversion Period shall be deemed to have exercised their Fundamental Change Conversion Right. Holders of the Mandatory Convertible Preferred Stock who do not submit their shares for conversion during the Fundamental Change Conversion Period will not be entitled to convert their Mandatory Convertible Preferred Stock at the relevant Fundamental Change Conversion Rate or to receive the relevant Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. A conversion date occurring during such Fundamental Change Conversion Period is referred to herein as a "Fundamental Change Conversion Date."

        We will notify holders of the Fundamental Change Effective Date no later than the second Business Day immediately following such Fundamental Change Effective Date. If we notify holders of a Fundamental Change later than the second Business Day following the Fundamental Change Effective Date, the Fundamental Change Conversion Period will be extended by a number of days equal to the number of days from, and including, such Fundamental Change Effective Date to, but excluding, the date of the notice; provided, however, that the Fundamental Change Conversion Period will not be extended beyond June 1, 2023.

        A "Fundamental Change" will be deemed to have occurred, at any time after the Initial Issue Date of the Mandatory Convertible Preferred Stock, if any of the following occurs:

  (i)
  any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), whether or not applicable), other than us, any of our wholly-owned subsidiaries or any of our or our wholly-owned subsidiaries' employee benefit plans, filing a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of capital stock then outstanding entitled to vote generally in elections of our directors;

  (ii)
  the consummation of (A) any recapitalization, reclassification or change of our common stock (other than changes resulting from a subdivision or combination or change in par value) as a result of which our common stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or a combination thereof); (B) any consolidation, merger or other combination of us or binding share exchange pursuant to which our common stock will be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof); or (C) any sale, lease or other transfer or disposition in one transaction or a series of transactions of all or substantially all of the consolidated assets of ours and our subsidiaries taken as a whole, to any person other than one or more of our wholly-owned subsidiaries; or

  (iii)
  our common stock (or other Exchange Property (as defined below)) ceases to be listed or quoted for trading on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or another U.S. national securities exchange or any of their respective successors).

        However, a transaction or transactions described in clause (i) or clause (ii) above will not constitute a Fundamental Change if at least 90% of the consideration received or to be received by our common stockholders, excluding cash payments for fractional shares or pursuant to statutory appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of NYSE, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted when issued or exchanged in connection with such transaction or transactions and as a result of such transaction or transactions such consideration (excluding cash payments for fractional shares or pursuant to statutory appraisal rights) becomes the Exchange Property.

  Fundamental Change Conversion Rate

        The Fundamental Change Conversion Rate will be determined by reference to the table below and is based on the effective date of such Fundamental Change (the "Fundamental Change Effective Date"), and the price (the "Fundamental Change Share Price") paid or deemed paid per share of our common stock in such Fundamental Change. If the holders of our common stock receive only cash in such Fundamental Change, the Fundamental Change Share Price shall be the cash amount paid per share of common stock. Otherwise, the Fundamental Change Share Price shall be the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Fundamental Change Effective Date.

        The Fundamental Change Share Prices set forth in the first row of the table below (i.e., the column headers) will be adjusted as of any date on which the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock are adjusted. The adjusted Fundamental Change Share Prices will equal (i) the Fundamental Change Share Prices applicable immediately prior to such adjustment, multiplied by (ii) a fraction, the numerator of which is the Minimum Conversion Rate immediately prior to the adjustment giving rise to the Fundamental Change Share Price adjustment and the denominator of which is the Minimum Conversion Rate as so adjusted. Each of the Fundamental Change Conversion Rates in the table below will be subject to adjustment in the same manner and at the same time as each Fixed Conversion Rate as set forth in "—Anti-Dilution Adjustments".

        The following table sets forth the Fundamental Change Conversion Rate per share of Mandatory Convertible Preferred Stock for each Fundamental Change Share Price and Fundamental Change Effective Date set forth below.

Fundamental Change Share Price
Fundamental Change Effective Date	$	$	$	$	$	$	$	$	$	$	$	$	$
, 2020
June 1, 2021
June 1, 2022
June 1, 2023

        The exact Fundamental Change Share Price and Fundamental Change Effective Date may not be set forth in the table, in which case:

  •
  if the Fundamental Change Share Price is between two Fundamental Change Share Price amounts in the table or the Fundamental Change Effective Date is between two Fundamental Change Effective Dates in the table, the Fundamental Change Conversion Rate will be determined by a straight-line interpolation between the Fundamental Change Conversion Rates set forth for the higher and lower Fundamental Change Share Price amounts and the earlier and later Fundamental Change Effective Dates, as applicable, based on a 365- or 366-day year, as applicable;

  •
  if the Fundamental Change Share Price is in excess of $ per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Minimum Conversion Rate; and

  •
  if the Fundamental Change Share Price is less than $ per share (subject to adjustment in the same manner as the Fundamental Change Share Prices set forth in the first row of the table above), then the Fundamental Change Conversion Rate will be the Maximum Conversion Rate.

Fundamental Change Dividend Make-Whole Amount and Accumulated Dividend Amount

        For any shares of Mandatory Convertible Preferred Stock that are converted during the Fundamental Change Conversion Period, in addition to the common stock issued upon conversion at the Fundamental Change Conversion Rate, we will, at our option (subject to satisfaction of the requirements described below):

  (a)
  pay in cash (computed to the nearest cent), to the extent we are able to do so under applicable law and in compliance with our indebtedness, an amount equal to the present value, calculated using a discount rate of        % per annum, of all dividend payments (excluding any Accumulated Dividend Amount) on the Mandatory Convertible Preferred Stock for (i) the partial dividend period, if any, from, and including, the Fundamental Change Effective Date to, but excluding, the next Dividend Payment Date and (ii) all remaining full dividend periods from, and including, the Dividend Payment Date following the Fundamental Change Effective Date to, but excluding, the Mandatory Conversion Date (the "Fundamental Change Dividend Make-Whole Amount");

  (b)
  increase the number of shares of our common stock (or Units of Exchange Property as described below) to be issued upon conversion by a number equal to (x) the Fundamental Change Dividend Make-Whole Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

  (c)
  pay the Fundamental Change Dividend Make-Whole Amount through any combination of cash and shares of our common stock (or Units of Exchange Property as described below) in accordance with the provisions of clauses (a) and (b) above.

        As used herein, the term "Accumulated Dividend Amount" means, with respect to any Fundamental Change, the aggregate amount of accumulated and unpaid dividends, if any, that have not been declared for dividend periods prior to the relevant Fundamental Change Effective Date, including (but subject to the second sentence under "—General" above) for the partial dividend period, if any, from, and including, the Dividend Payment Date immediately preceding such Fundamental Change Effective Date to, but excluding, such Fundamental Change Effective Date. For the avoidance of doubt, if the Regular Record Date for a dividend period for which we have, as of the Fundamental Change Effective Date, declared a dividend occurs before or during the related Fundamental Change Conversion Period, then we will pay such dividend on the relevant Dividend Payment Date to the holders of record at the Close of Business on such Regular Record Date, as described under "—Dividends," and the Accumulated Dividend Amount will not include the amount of such dividend, and the Fundamental Change Dividend Make-Whole Amount will not include the present value of such dividend.

        The Accumulated Dividend Amount will be payable at our option (subject to satisfaction of the requirements described below):

  •
  in cash (computed to the nearest cent), to the extent we are able to do so under applicable law and in compliance with our indebtedness;

  •
  in an additional number of shares of our common stock (or Units of Exchange Property as described below) equal to (x) the Accumulated Dividend Amount divided by (y) the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price; or

  •
  through any combination of cash and shares of our common stock (or Units of Exchange Property) in accordance with the provisions of the preceding two bullets.

        We will pay the Fundamental Change Dividend Make-Whole Amount and the Accumulated Dividend Amount in cash, except to the extent we elect on or prior to the second Business Day following the Fundamental Change Effective Date to make all or any portion of such payments in shares of our common stock (or Units of Exchange Property). For the avoidance of doubt, however, our existing credit agreements currently contain a restriction on our ability to pay such amounts in cash. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

        If we elect to deliver common stock (or Units of Exchange Property) in respect of all or any portion of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount, to the extent that the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount or the dollar amount of any portion thereof paid in common stock (or Units of Exchange Property) exceeds the product of (x) the number of additional shares we deliver in respect thereof and (y) 97% of the Fundamental Change Share Price, we will, to the extent we are able to do so under applicable law and in compliance with our indebtedness, pay such excess amount in cash (computed to the nearest cent). Any such payment in cash may not be permitted by our then existing debt instruments, and is not permitted under our existing credit agreements. See "—Dividends—Limitation on Cash Payments under our Credit Facilities." To the extent that we are not able to pay such excess amount in cash under applicable law and in compliance with our indebtedness, we will not have any obligation to pay such amount in cash or deliver additional shares of our common stock in respect of such amount.

        However, if we are prohibited from paying or delivering, as the case may be, the Fundamental Change Dividend Make-Whole Amount (whether in cash or in shares of our common stock), in whole or in part, due to limitations of applicable law, then the Fundamental Change Conversion Rate will instead be increased by a number of shares of common stock equal to the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount, divided by the greater of (i) the Floor Price and (ii) 97% of the Fundamental Change Share Price. To the extent that the cash amount of the aggregate unpaid and undelivered Fundamental Change Dividend Make-Whole Amount exceeds the product of such number of additional shares and 97% of the Fundamental Change Share Price, we will not have any obligation to pay the shortfall in cash or deliver additional shares of our common stock in respect of such amount.

        No fractional shares of our common stock (or to the extent applicable, Units of Exchange Property) will be delivered to converting holders of the Mandatory Convertible Preferred Stock in respect of the Fundamental Change Dividend Make-Whole Amount or the Accumulated Dividend Amount. We will instead, to the extent we are able to do so under applicable law and in compliance with our indebtedness, pay a cash amount (computed to the nearest cent) to each converting holder that would otherwise be entitled to receive a fraction of a share of our common stock (or to the extent applicable, Units of Exchange Property) based on the Average VWAP per share of our common stock (or to the extent applicable, Units of Exchange Property) over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the Fundamental Change Conversion Date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See

"—Dividends—Limitation on Cash Payments under our Credit Facilities." Not later than the second Business Day following the Fundamental Change Effective Date, we will notify holders of:

  •
  the Fundamental Change Conversion Rate (if we provide notice to holders prior to the anticipated Fundamental Change Effective Date, specifying how the Fundamental Change Conversion Rate will be determined);

  •
  the Fundamental Change Dividend Make-Whole Amount and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable; and

  •
  the Accumulated Dividend Amount as of the Fundamental Change Effective Date and whether we will pay such amount in cash, shares of our common stock (or to the extent applicable, Units of Exchange Property) or a combination thereof, specifying the combination, if applicable.

        Our obligation to deliver shares at the Fundamental Change Conversion Rate in connection with a Fundamental Change and pay the Fundamental Change Dividend Make-Whole Amount (whether in cash, our common stock or any combination thereof) could be considered a penalty under state law, in which case the enforceability thereof would be subject to general principles of reasonableness of economic remedies and therefore may not be enforceable in whole or in part.

Conversion Procedures

  Upon Mandatory Conversion

        Any outstanding shares of Mandatory Convertible Preferred Stock will mandatorily and automatically convert into shares of common stock on the Mandatory Conversion Date.

        You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

        So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of common stock issuable upon conversion will be delivered to the converting holder through the facilities of DTC, in each case together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the later of (i) the Mandatory Conversion Date and (ii) the Business Day after you have paid in full all applicable taxes and duties, if any.

        The person or persons entitled to receive the shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the Mandatory Conversion Date. Prior to the close of business on the Mandatory Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock on the Mandatory Conversion Date will not be deemed to be outstanding for any purpose and you will have no rights, powers or preferences with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

  Upon Early Conversion or Upon Early Fundamental Change Conversion

        If a holder elects to convert the Mandatory Convertible Preferred Stock prior to the Mandatory Conversion Date, in the manner described in "—Early Conversion at the Option of the Holder" or "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend

Make-Whole Amount" (an "Early Fundamental Change Conversion"), you must observe the following conversion procedures:

  •
  if such holder holds a beneficial interest in a global share of Mandatory Convertible Preferred Stock, such holder must deliver to DTC the appropriate instruction form for conversion pursuant to DTC's conversion program; and

  •
  if such holder holds shares of the Mandatory Convertible Preferred Stock in certificated form, such holder must comply with certain procedures set forth in the Certificate of Designations.

        In either case, if required, you must pay all transfer or similar taxes or duties, if any.

        The "conversion date" will be the date on which you have satisfied the foregoing requirements with respect to an Early Conversion or an Early Fundamental Change Conversion.

        You will not be required to pay any transfer or similar taxes or duties relating to the issuance or delivery of our common stock upon conversion, but you will be required to pay any tax or duty that may be payable relating to any transfer involved in the issuance or delivery of the common stock in a name other than your own.

        So long as the shares of the Mandatory Convertible Preferred Stock being converted are in global form, the shares of common stock will be issued and delivered to the converting holder through the facilities of DTC, together with delivery by us to the converting holder of any cash to which the converting holder is entitled, only after all applicable taxes and duties, if any, payable by you have been paid in full, and such shares and cash will be delivered on the latest of (i) the second Business Day immediately succeeding the conversion date, (ii) the second Business Day immediately succeeding the last day of the Early Conversion Settlement Period, if applicable, and (iii) the Business Day after you have paid in full all applicable taxes and duties, if any.

        The person or persons entitled to receive the common stock issuable upon early conversion of the Mandatory Convertible Preferred Stock will be treated as the record holder(s) of such shares as of the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date. Prior to the close of business on the applicable Early Conversion Date or Fundamental Change Conversion Date, the common stock issuable upon conversion of the Mandatory Convertible Preferred Stock will not be deemed to be outstanding for any purpose, and you will have no rights, powers or preferences with respect to such common stock, including voting rights, rights to respond to tender offers and rights to receive any dividends or other distributions on the common stock, by virtue of holding the Mandatory Convertible Preferred Stock.

  Fractional Shares

        No fractional shares of our common stock will be issued to holders of the Mandatory Convertible Preferred Stock upon conversion. In lieu of any fractional shares of our common stock otherwise issuable in respect of the aggregate number of shares of the Mandatory Convertible Preferred Stock of any holder that are converted, that holder will be entitled to receive an amount in cash (computed to the nearest cent) equal to the product of: (i) that same fraction; and (ii) the Average VWAP of our common stock over the five consecutive Trading Day period commencing on, and including, the seventh Scheduled Trading Day immediately preceding the relevant conversion date. In the event that we cannot pay cash in lieu of a fractional share, we will instead round up to the nearest whole share for each holder. The terms of our existing credit agreements do not permit the payment of a cash amount in lieu of a fractional share. See "—Dividends—Limitation on Cash Payments under our Credit Facilities."

        Subject to any applicable rules and procedures of DTC, if more than one share of the Mandatory Convertible Preferred Stock is surrendered for conversion at one time by or for the same holder, the number of shares of full shares of our common stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Mandatory Convertible Preferred Stock so surrendered.

Anti-Dilution Adjustments

        Each Fixed Conversion Rate will be adjusted as described below, except that we will not make any adjustments to the Fixed Conversion Rates if holders of the Mandatory Convertible Preferred Stock participate (other than in the case of a share split or share combination), at the same time and upon the same terms as holders of our common stock and solely as a result of holding the Mandatory Convertible Preferred Stock, in any of the transactions described below without having to convert their Mandatory Convertible Preferred Stock as if they held a number of shares of common stock equal to (i) the Maximum Conversion Rate as of the record date for such transaction, multiplied by (ii) the number of shares of Mandatory Convertible Preferred Stock held by such holder.

(1)
If we exclusively issue shares of our common stock as a dividend or distribution on shares of our common stock, or if we effect a share split or share combination, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date (as defined below) of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date or immediately after the open of business on such effective date, as applicable;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date or immediately prior to the open of business on such effective date, as applicable, before giving effect to such dividend, distribution, share split or share combination; and

OS1 = the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

        Any adjustment made under this clause (1) shall become effective immediately after the close of business on the record date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared. For the purposes of this clause (1), the number of shares of our common stock outstanding immediately prior to the close of business on the record date and the number of shares of our common stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination shall, in each case, not include shares that we hold in treasury. We will not pay any dividend or make any distribution on shares of our common stock that we hold in treasury.

        "effective date" as used in this clause (1) means the first date on which the shares of our common stock trade on the Relevant Stock Exchange, regular way, reflecting the relevant share split or share combination, as applicable.

        "record date" means, with respect to any dividend, distribution or other transaction or event in which the holders of our common stock (or other applicable security) have the right to receive any cash, securities or other property or in which our common stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of our common stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by our board of directors or a duly authorized committee thereof, statute, contract or otherwise).

(2)
If we issue to all or substantially all holders of our common stock any rights, options or warrants entitling them, for a period of not more than 60 calendar days after the announcement date of such issuance, to subscribe for or purchase shares of our common stock at a price per share that is less than the Average VWAP per share of our common stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such issuance;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date;

OS0 = the number of shares of our common stock outstanding immediately prior to the close of business on such record date;

X = the total number of shares of our common stock issuable pursuant to such rights, options or warrants; and

Y = the number of shares of our common stock equal to (i) the aggregate price payable to exercise such rights, options or warrants, divided by (ii) the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the issuance of such rights, options or warrants.

        Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the record date for such issuance. To the extent that such rights, options or warrants are not exercised prior to their expiration or shares of common stock are not delivered after the exercise of such rights, options or warrants, each Fixed Conversion Rate shall be decreased to such Fixed Conversion Rate that would then be in effect had the increase with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of common stock actually delivered, if any. If such rights, options or warrants are not so issued, each Fixed Conversion Rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to such Fixed Conversion Rate that would then be in effect if such record date for such issuance had not occurred.

        For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the holders of our common stock to subscribe for or purchase shares of our common stock at less than such Average VWAP per share for the 10 consecutive trading day period ending on, and including, the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate offering price of such shares of our common stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by our board of directors or a committee thereof.

        (3)(A) If we distribute shares of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities, to all or substantially all holders of our common stock, excluding:

  •
  dividends, distributions or issuances as to which the provisions set forth in in clause (1) or (2) shall apply;

  •
  dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply;

  •
  any dividends and distributions upon conversion of, or in exchange for, our common stock in connection with a recapitalization, reclassification, change, consolidation, merger or other combination, share exchange, or sale, lease or other transfer or disposition resulting in the change in the conversion consideration as described below under "—Recapitalizations, Reclassifications and Changes of Our Common Stock";

  •
  except as otherwise described below, rights issued pursuant to a shareholder rights plan adopted by us; and

  •
  spin-offs as to which the provisions set forth below in clause (3)(B) shall apply; then each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such distribution;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on such record date;

SP0 = the Average VWAP per share of our common stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the ex-date (as defined below) for such distribution; and

FMV = the fair market value (as determined by our board of directors or a committee thereof) of the shares of capital stock, evidences of indebtedness, assets, property, rights, options or warrants so distributed, expressed as an amount per share of our common stock on the ex-date for such distribution.

        "ex-date" means the first date on which the shares of our common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from us or, if applicable, from the seller of our common stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

        Any increase made under this clause (3)(A) above will become effective immediately after the close of business on the record date for such distribution. If such distribution is not so paid or made, each fixed conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to be such fixed conversion rate that would then be in effect if such distribution had not been declared.

        Notwithstanding the foregoing, if "FMV" (as defined above) is equal to or greater than "SP0" (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, in respect of each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of our common stock, the amount and kind of our capital stock, evidences of our indebtedness, other assets or property of ours or rights, options or warrants to acquire our capital stock or other securities that such holder would have received if such holder owned a number of shares of common stock equal to the Maximum Conversion Rate in effect on the record date for the distribution.

        If we issue rights, options or warrants that are only exercisable upon the occurrence of certain triggering events, then:

  •
  we will not adjust the Fixed Conversion Rates pursuant to the foregoing in this clause (3) until the earliest of these triggering events occurs; and

  •
  we will readjust the Fixed Conversion Rates to the extent any of these rights, options or warrants are not exercised before they expire; provided that the rights, options or warrants trade together with our common stock and will be issued in respect of future issuances of the shares of our common stock.

(3)(B) With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our common stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a subsidiary or other business unit, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a "spin-off," each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the open of business on the ex-date for the spin-off;

CR1 = such Fixed Conversion Rate in effect immediately after the open of business on the ex-date for the spin-off;

FMV0 = the Average VWAP per share of the capital stock or similar equity interest distributed to holders of our common stock applicable to one share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the ex-date for the spin-off, or the "valuation period"; and

MP0 = the Average VWAP per share of our common stock over the valuation period.

        The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated as of the close of business on the last Trading Day of the valuation period but will be given effect as of immediately after the open of business on the ex-date of the spin-off. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the valuation period until the second Business Day after the last date for determining the number of shares of our common stock issuable to a holder with respect to such conversion occurs. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(4)
If any cash dividend or distribution is made to all or substantially all holders of our common stock, each Fixed Conversion Rate will be adjusted based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the record date for such dividend or distribution;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on the record date for such dividend or distribution;

SP0 = the last reported sale price of our common stock on the Trading Day immediately preceding the ex-date for such dividend or distribution; and

C = the amount in cash per share we distribute to all or substantially all holders of our common stock.

        Any increase made under this clause (4) shall become effective immediately after the close of business on the record date for such dividend or distribution. If such dividend or distribution is not so paid, each Fixed Conversion Rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be such Fixed Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

        The "last reported sale price" of our common stock on any date means:

  •
  the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on such date as reported in composite transactions for the relevant stock exchange (as defined below);

  •
  if our common stock is not listed for trading on a relevant stock exchange on such date, the last quoted bid price for our common stock in the over-the-counter market on such date as reported by OTC Markets Group Inc. or a similar organization; and

  •
  if our common stock is not so quoted, the average of the mid-point of the last bid and ask prices for our common stock on such date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

        Notwithstanding the foregoing, if "C" (as defined above) is equal to or greater than "SP0" (as defined above), or if the difference is less than $1.00, in lieu of the foregoing increase, each holder shall receive, for each share of Mandatory Convertible Preferred Stock, at the same time and upon the same terms as holders of shares of our common stock, the amount of cash that such holder would have received if such holder owned a number of shares of our common stock equal to the Maximum Conversion Rate on the record date for such cash dividend or distribution.

(5)
If we or any of our subsidiaries make a payment in respect of a tender or exchange offer for our common stock, to the extent that the cash and value of any other consideration included in the payment per share of common stock exceeds the Average VWAP per share of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the "expiration date"), each Fixed Conversion Rate will be increased based on the following formula:

where,

CR0 = such Fixed Conversion Rate in effect immediately prior to the close of business on the expiration date;

CR1 = such Fixed Conversion Rate in effect immediately after the close of business on the expiration date;

AC = the aggregate value of all cash and any other consideration (as determined by our board of directors or a committee thereof) paid or payable for shares purchased in such tender or exchange offer;

OS0 = the number of shares of our common stock outstanding immediately prior to the expiration date (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1 = the number of shares of our common stock outstanding immediately after the expiration date (after giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1 = the Average VWAP of our common stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the expiration date (the "averaging period").

        The increase to each Fixed Conversion Rate under the preceding paragraph will be calculated at the close of business on the last Trading Day of the averaging period but will be given effect as of immediately after the close of business on the expiration date. Because we will make the adjustment to each Fixed Conversion Rate with retroactive effect, we will delay the settlement of any conversion of Mandatory Convertible Preferred Stock where any date for determining the number of shares of our common stock issuable to a holder occurs during the averaging period until the second Business Day after the last date for determining the number of shares of our common stock issuable to a holder with respect to such conversion occurs. For the avoidance of doubt, no adjustment under this clause (5) will be made if such adjustment would result in a decrease in any Fixed Conversion Rate.

        In the event that we or one of our subsidiaries is obligated to purchase shares of common stock pursuant to any such tender offer or exchange offer, but we or such subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then each Fixed Conversion Rate shall again be adjusted to be such Fixed Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.

        For the avoidance of doubt, for purposes of this subsection (5), the term "tender offer" is used as such term is used in the Exchange Act and the term "exchange offer" means an exchange offer that constitutes a tender offer.

        We may, to the extent permitted by law and the rules of NYSE or any other securities exchange on which our common stock or the Mandatory Convertible Preferred Stock is then listed, increase each Fixed Conversion Rate by any amount for a period of at least 20 Business Days if such increase is irrevocable during such 20 Business Days and our board of directors (or a committee thereof) determines that such increase would be in our best interest. In addition, we may make such increases in each Fixed Conversion Rate as we deem advisable in order to avoid or diminish any income tax to holders of our common stock resulting from any dividend or distribution of shares of our common stock (or issuance of rights or warrants to acquire shares of our common stock) or from any event treated as such for income tax purposes or for any other reason. We may only make such a discretionary adjustment if we make the same proportionate adjustment to each Fixed Conversion Rate.

        Holders of the Mandatory Convertible Preferred Stock may, in certain circumstances, including a distribution of cash dividends to holders of our shares of common stock, be deemed to have received a distribution subject to U.S. Federal income tax as a dividend as a result of an adjustment or the nonoccurrence of an adjustment to the Fixed Conversion Rates. See "Material U.S. Federal Income Tax Considerations."

        If we have a rights plan in effect upon conversion of the Mandatory Convertible Preferred Stock into common stock, you will receive, in addition to any shares of common stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of common stock in accordance with the provisions of the applicable rights plan, each Fixed Conversion Rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our common stock, shares of our capital stock, evidences of indebtedness, assets, property, rights, options or warrants as described in clause (3)(A) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. We do not currently have a stockholder rights plan in effect.

        Adjustments to the Fixed Conversion Rates will be calculated to the nearest 1/10,000th of a share of our common stock. No adjustment to any Fixed Conversion Rate will be required unless the adjustment would require an increase or decrease of at least 1% of the Fixed Conversion Rate; provided, however, that if an adjustment is not made because the adjustment does not change the Fixed Conversion Rates by at least 1%, then such adjustment will be carried forward and taken into account in any future adjustment. Notwithstanding the foregoing, on each date for determining the number of shares of our common stock issuable to a holder upon any conversion of the Mandatory Convertible Preferred Stock we will give effect to all adjustments that we have otherwise deferred pursuant to this sentence, and those adjustments will no longer be carried forward and taken into account in any future adjustment.

        The Fixed Conversion Rates will not be adjusted:

  •
  upon the issuance of any shares of our common stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in common stock under any plan;

  •
  upon the issuance of any shares of our common stock or rights or warrants to purchase those shares pursuant to any present or future benefit or other incentive plan or program of or assumed by us or any of our subsidiaries;

  •
  upon the issuance of any shares of our common stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the Initial Issue Date;

  •
  for a change in the par value of our common stock;

  •
  for stock repurchases that are not tender offers referred to in clause (5) of the adjustments above, including structured or derivative transactions or pursuant to a stock repurchase program approved by our board of directors; or

  •
  for accumulated dividends on the Mandatory Convertible Preferred Stock, except as described above under "—Mandatory Conversion," "—Early Conversion at the Option of the Holder" and "—Conversion at the Option of the Holder upon Fundamental Change; Fundamental Change Dividend Make-Whole Amount."

        Except as otherwise provided above, we will be responsible for making all calculations called for under the Mandatory Convertible Preferred Stock. These calculations include, but are not limited to, determinations of the Fundamental Change Share Price, the VWAPs, the Average VWAPs, the last reported sale price and the Fixed Conversion Rates of the Mandatory Convertible Preferred Stock.

        We will be required, within 10 Business Days after the Fixed Conversion Rates are adjusted, to provide or cause to be provided written notice of the adjustment to the holders of the Mandatory Convertible Preferred Stock. We will also be required to deliver a statement setting forth in reasonable detail the method by which the adjustment to each Fixed Conversion Rate was determined and setting forth each adjusted Fixed Conversion Rate.

        For the avoidance of doubt, if an adjustment is made to the Fixed Conversion Rates, no separate inversely proportionate adjustment will be made to the Initial Price or the Threshold Appreciation Price because the Initial Price is equal to $100.00 divided by the Maximum Conversion Rate (as adjusted in the manner described herein) and the Threshold Appreciation Price is equal to $100.00 divided by the Minimum Conversion Rate (as adjusted in the manner described herein).

        Whenever the terms of the Mandatory Convertible Preferred Stock require us to calculate the VWAP per share of our common stock over a span of multiple days, our board of directors or an authorized committee thereof will make appropriate adjustments (including, without limitation, to the Applicable Market Value, the Early Conversion Average Price, the Fundamental Change Share Price and the Average Price (as the case may be)) to account for any adjustments to the Fixed Conversion Rates (as the case may be) that become effective, or any event that would require such an adjustment if the ex-date, effective date, record date or expiration date (as the case may be) of such event occurs, during the relevant period used to calculate such prices or values (as the case may be).

        If:

  •
  the record date for a dividend or distribution on shares of our common stock occurs after the end of the 20 consecutive Trading Day period used for calculating the Applicable Market Value and before the Mandatory Conversion Date; and

  •
  that dividend or distribution would have resulted in an adjustment of the number of shares issuable to the holders of the Mandatory Convertible Preferred Stock had such record date occurred on or before the last Trading Day of such 20-Trading Day period, then we will deem the holders of the Mandatory Convertible Preferred Stock to be holders of record of our common stock for purposes of that dividend or distribution. In this case, the holders of the Mandatory

        Convertible Preferred Stock would receive the dividend or distribution on our common stock together with the number of shares of our common stock issuable upon mandatory conversion of the Mandatory Convertible Preferred Stock.

Recapitalizations, Reclassifications and Changes of Our Common Stock

        In the event of:

  •
  any consolidation or merger of us with or into another person (other than a merger or consolidation in which we are the surviving corporation and in which the shares of our common stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of us or another person);

  •
  any sale, transfer, lease or conveyance to another person of all or substantially all of our property and assets;

  •
  any reclassification of our common stock into securities, including securities other than our common stock; or

  •
  any statutory exchange of our securities with another person (other than in connection with a merger or acquisition),

in each case, as a result of which our common stock would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or any combination thereof) (each, a "Reorganization Event"), each share of the Mandatory Convertible Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of the holders of the Mandatory Convertible Preferred Stock, become convertible into the kind of stock, other securities or other property or assets (including cash or any combination thereof) that such holder would have been entitled to receive if such holder had converted its Mandatory Convertible Preferred Stock into common stock immediately prior to such Reorganization Event (such stock, other securities or other property or assets (including cash or any combination thereof), the "Exchange Property", with each "Unit of Exchange Property" meaning the kind and amount of Exchange Property that a holder of one share of common stock is entitled to receive).

        If the transaction causes our common stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the Exchange Property into which the Mandatory Convertible Preferred Stock will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our common stock. We will notify holders of the Mandatory Convertible Preferred Stock of the weighted average as soon as practicable after such determination is made.

        The number of Units of Exchange Property we will deliver for each share of the Mandatory Convertible Preferred Stock converted following the effective date of such Reorganization Event will be determined as if references to our common stock in the description of the conversion rate applicable upon mandatory conversion, Early Conversion and Early Fundamental Change Conversion were to Units of Exchange Property (without interest thereon and without any right to dividends or distributions thereon which have a record date prior to the date such Mandatory Convertible Preferred Stock is actually converted). For the purpose of determining which bullet of the definition of conversion rate in the second paragraph under "—Mandatory Conversion" will apply upon mandatory conversion, and for the purpose of calculating the conversion rate if the second bullet is applicable, the value of a Unit of Exchange Property will be determined in good faith by our board of directors or an authorized committee thereof (which determination will be final), except that if a Unit of Exchange Property includes common stock or American Depositary Receipts, or "ADRs", that are traded on a U.S. national securities exchange, the value of such common stock or ADRs will be the average over the 20 consecutive Trading Day period used for calculating the Applicable Market Value of the volume-weighted average prices for such common stock or ADRs, as displayed on the applicable Bloomberg screen (as determined in good faith by our board of directors or an authorized committee thereof (which determination will be final)); or, if such price is not available, the average market value per share of such common stock or ADRs over such period as determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained by us for this purpose. The provisions of this paragraph will apply to successive Reorganization Events, and the provisions summarized under "—Anti-Dilution Adjustments" will apply to any shares of capital stock or ADRs of us or any successor received by the holders of shares of our common stock in any such Reorganization Event.

        We (or any successor to us) will, as soon as reasonably practicable (but in any event within 20 calendar days) after the occurrence of any Reorganization Event provide written notice to the holders of the Mandatory Convertible Preferred Stock of such occurrence and of the kind and amount of cash, securities or other property that constitute the Exchange Property. Failure to deliver such notice will not affect the operation of the provisions described in this section.

Reservation of Shares

        We will at all times reserve and keep available out of the authorized and unissued shares of common stock, solely for issuance upon conversion of the Mandatory Convertible Preferred Stock, the maximum number of shares of our common stock as shall be issuable from time to time upon the conversion of all the shares of the Mandatory Convertible Preferred Stock then outstanding.

Transfer Agent, Registrar and Conversion and Dividend Disbursing Agent

        Computershare Inc. is the transfer agent and registrar of our common stock and will serve as transfer agent, registrar, conversion and dividend disbursing agent for the Mandatory Convertible Preferred Stock.

Book-Entry, Delivery and Form

        The Mandatory Convertible Preferred Stock will be issued in global form. DTC or its nominee will be the sole registered holder of the Mandatory Convertible Preferred Stock. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be limited to persons who have accounts with DTC, or "participants", or persons who hold interests through such participants. Ownership of beneficial interests in the Mandatory Convertible Preferred Stock in global form will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, DTC or such nominee, as the case may be, will be considered the sole holder of the shares of the Mandatory Convertible Preferred Stock represented by such global certificate for all purposes under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock. No beneficial owner of an interest in the shares of the Mandatory Convertible Preferred Stock in global form will be able to transfer that interest except in accordance with the applicable procedures of DTC in addition to those provided for under the Certificate of Designations establishing the terms of the Mandatory Convertible Preferred Stock.

        Payments of dividends on the global certificate representing the shares of the Mandatory Convertible Preferred Stock will be made to DTC or its nominee, as the case may be, as the registered holder thereof. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate representing the shares of the Mandatory Convertible Preferred Stock or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that DTC or its nominee, upon receipt of any payment of dividends in respect of a global certificate representing the shares of the Mandatory Convertible Preferred Stock, will credit participants' accounts with payments in amounts proportionate to their respective beneficial ownership interests in the aggregate Liquidation Preference of such global certificate representing the shares of the Mandatory Convertible Preferred Stock as shown on the records of DTC or its nominee, as the case may be. We also expect that payments by participants to owners of beneficial interests in such global certificate representing the shares of the Mandatory Convertible Preferred Stock held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. We understand that DTC is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the Uniform Commercial Code; and

  •
  a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include:

  •
  securities brokers and dealers;

  •
  banks and trust companies; and

  •
  clearing corporations and certain other organizations.

        Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants).

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in a global security among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. None of us, the transfer agent, registrar, conversion or dividend disbursing agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for the shares of the Mandatory Convertible Preferred Stock in global form or DTC ceases to be registered as a clearing agency under the Exchange Act, and in either case a successor depositary is not appointed by us within 90 days, we will issue certificated shares in exchange for the global securities. Holders of an interest in the Mandatory Convertible Preferred Stock in global form may receive certificated shares, at our option, in accordance with the rules and procedures of DTC in addition to those provided for under the Certificate of Designations. Beneficial interests in Mandatory Convertible Preferred Stock in global form held by any direct or indirect participant may also be exchanged for certificated shares upon request to DTC by such direct participant (for itself or on behalf of an indirect participant), to the transfer agent in accordance with their respective customary procedures.

        The information in this section concerning DTC and its book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion is a general summary of the material U.S. federal income tax consequences of the purchase, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock and any common stock received in respect of the Mandatory Convertible Preferred Stock. This summary does not purport to be a comprehensive description of all the potential tax considerations that may be relevant to a holder's decision to purchase Mandatory Convertible Preferred Stock, including tax consequences that arise from rules of general application to all taxpayers or certain classes of taxpayers. This summary is based upon the provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), U.S. Treasury regulations (including proposed Treasury regulations) promulgated thereunder, administrative rulings and judicial decisions, each as of the date hereof. These authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those set forth below. We have not sought any ruling from the U.S. Internal Revenue Service (the "IRS") with respect to the matters discussed below, and there can be no assurance that the IRS or a court will not take a contrary position regarding the tax consequences of the ownership, disposition or conversion of the Mandatory Convertible Preferred Stock or common stock.

        This summary assumes that the Mandatory Convertible Preferred Stock and shares of our common stock will be held as "capital assets" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxes that may be relevant to holders in light of their particular circumstances, does not discuss the potential application of the Medicare surtax on net investment income and the alternative minimum tax and does not deal with state or local taxes, U.S. federal gift and estate tax laws or any non-U.S. tax consequences. In addition, this discussion does not address all tax considerations that may be applicable to a holder's particular circumstances or to holders that may be subject to special tax rules, including, without limitation:

  •
  banks, insurance companies or other financial institutions;

  •
  tax-exempt organizations;

  •
  regulated investment companies or real estate investment trusts;

  •
  controlled foreign corporations and passive foreign investment companies

  •
  dealers or traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  S corporations, partnerships or other pass-through entities or arrangements (or investors therein);

  •
  certain former citizens or long-term residents of the United States;

  •
  U.S. Holders (as defined below) whose "functional currency" is not the U.S. dollar;

  •
  persons who hold or receive our Mandatory Convertible Preferred Stock or our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

  •
  persons that hold our Mandatory Convertible Preferred Stock as a position in a hedging transaction, "straddle," "conversion transaction" or other risk reduction transaction; and

  •
  persons that own, actually or constructively, more than 5% of the Mandatory Convertible Preferred Stock or common stock.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of the Mandatory Convertible Preferred Stock that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (including an entity treated as a corporation for such purposes) created or organized in or under the laws of the United States, any State thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions, or (ii) the trust has a valid election in effect under the applicable U.S. Treasury regulations to be treated as a United States person under the Code.

        For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of the Mandatory Convertible Preferred Stock that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes.

        If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds the Mandatory Convertible Preferred Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the activities of the partnership and the status of the partner. Prospective investors that are partners in partnerships (or entities or arrangements treated as partnerships for U.S. federal income tax purposes) should consult their tax advisors regarding the U.S. federal income tax consequences to them of the purchase, ownership, disposition and conversion of the Mandatory Convertible Preferred Stock or common stock.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, CONVERSION (IN THE CASE OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK), AND DISPOSITION OF OUR MANDATORY CONVERTIBLE PREFERRED STOCK OR OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Tax Considerations Applicable to U.S. Holders

Distributions

        Distributions paid on the Mandatory Convertible Preferred Stock or our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Subject to applicable limitations and restrictions, dividends paid to non-corporate U.S. Holders will be treated as "qualified dividend income" (as defined in the Code) taxable at favorable rates applicable to long-term capital gains. Subject to applicable limitations and restrictions, dividends paid to corporate U.S. Holders will be eligible for the dividends-received deduction. U.S. Holders should consult their tax advisors regarding the application of reduced tax rates and the dividends-received deduction in their particular circumstances. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the U.S. Holder's investment, up to such holder's tax basis in the Mandatory Convertible Preferred Stock or common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below under the heading "—Sale or Other Taxable Disposition."

        If we make a distribution on our Mandatory Convertible Preferred Stock in the form of our common stock, although there is some uncertainty, we believe that such distribution will be taxable for U.S. federal income tax purposes in the same manner as distributions described above. The amount of such distribution and a U.S. Holder's tax basis in such common stock will equal the fair market value of such common stock on the distribution date, and a U.S. Holder's holding period for such common stock will begin on the day following the distribution date. Because such distribution would not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder. U.S. Holders should consult with their tax advisors regarding the tax consequences of a common stock distribution on our Mandatory Convertible Preferred Stock.

Extraordinary Dividends

        Dividends that exceed certain thresholds in relation to a U.S. Holder's tax basis in the Mandatory Convertible Preferred Stock or common stock could be characterized as "extraordinary dividends" under the Code. A corporate U.S. Holder that has held our Mandatory Convertible Preferred Stock or common stock for two years or less before the dividend announcement date and that receives an extraordinary dividend generally will be required to reduce its tax basis in the stock with respect to which such dividend was made by the nontaxed portion of such dividend. If the amount of the reduction exceeds the U.S. Holder's tax basis in such stock, the excess is taxable as capital gain realized on the sale or other disposition of the Mandatory Convertible Preferred Stock or common stock and will be treated as described under "—Sale or Other Taxable Disposition" below. A non-corporate U.S. Holder that receives an extraordinary dividend generally will be required to treat any loss on the sale of our Mandatory Convertible Preferred Stock or common stock as long-term capital loss to the extent of the extraordinary dividends the U.S. Holder receives that qualify for taxation at the reduced rates discussed above under "—Distributions."

Adjustments to Conversion Rate

        The conversion rate of our Mandatory Convertible Preferred Stock is subject to adjustment under specified circumstances. Treasury Regulations promulgated under Section 305 of the Code would treat a U.S. Holder of our Mandatory Convertible Preferred Stock as having received a deemed distribution includable in such U.S. Holder's income in the manner described under "—Distributions," above, if and to the extent that certain adjustments in the conversion rate increase the proportionate interest of the U.S. Holder in our assets or earnings and profits. In addition, the failure to make certain adjustments on the Mandatory Convertible Preferred Stock may cause a U.S. Holder of our common stock to be deemed to have received a constructive distribution from us, even though the U.S. Holder has not received any cash or property as a result of such adjustments. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing the dilution of the interest of the holders of the Mandatory Convertible Preferred Stock generally will not be deemed to result in a constructive distribution. Certain of the possible adjustments in the terms of the Mandatory Convertible Preferred Stock (including, without limitation, adjustments in respect of taxable dividends to our common stockholders) may not qualify as being made pursuant to a bona fide reasonable adjustment formula.

        If an adjustment that does not qualify as being pursuant to a bona fide reasonable adjustment formula is made, a U.S. Holder of Mandatory Convertible Preferred Stock will be deemed to have received a constructive distribution from us, even though such U.S. Holder has not received any cash or property as a result of such adjustment. The tax consequences of the receipt of a distribution from us are described above under "—Distributions." Because constructive distributions deemed received by a U.S. Holder would not give rise to any cash from which any applicable withholding could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because the U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from payments of cash or shares of common stock payable to the U.S. Holder.

        Under rules currently in effect, we are generally required to report the amount of any deemed distributions on our website or to the IRS and to holders of Mandatory Convertible Preferred Stock not exempt from reporting. The IRS has proposed regulations addressing the amount and timing of constructive distributions as well as obligations of withholding agents and filing and notice obligations of the issuers in respect of such constructive distributions. If adopted as proposed, the regulations would generally provide, among other things, that (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after the conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Mandatory Convertible Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Mandatory Convertible and withholding agents may rely on them prior to that date under certain circumstances.

Sale or Other Taxable Disposition

        Upon the sale or other taxable disposition of Mandatory Convertible Preferred Stock (other than pursuant to a conversion into common stock described below) or common stock, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other taxable disposition and the holder's adjusted tax basis in such shares. Gain or loss realized on the sale or other disposition generally will be capital gain or loss and will be long-term capital gain or loss if at the time of the sale or other disposition the Mandatory Convertible Preferred Stock or the common stock has been held for more than one year. For non-corporate taxpayers, long-term capital gains are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

Conversion of Mandatory Convertible Preferred Stock into Common Stock

        A U.S. Holder generally will not recognize gain or loss upon the conversion of our Mandatory Convertible Preferred Stock into shares of our common stock, except that any cash or common stock received in respect of accrued and unpaid dividends that have been declared will be taxable as described above under "—Distributions," with any common stock received in respect of such dividends treated as if the U.S. Holder had received cash equal to the fair market value of any such common stock determined as of the date of conversion. In addition, a U.S. Holder's receipt of cash in lieu of a fractional share of our common stock will result in capital gain or loss (measured by the difference between the cash received in lieu of the fractional share of our common stock and the U.S. Holder's tax basis allocable to the fractional share).

        The tax treatment of a U.S. Holder's receipt of any cash or common stock paid upon conversion in respect of accrued and unpaid dividends that have not been declared, or paid in respect of any fundamental change dividend make-whole amount, is uncertain. Although not free from doubt, we believe the receipt of such cash or common stock should be treated as additional consideration received by the U.S. Holder upon conversion of the Mandatory Convertible Preferred Stock into shares of our common stock. Accordingly, in the event we choose to pay solely common stock in respect of such amount, the receipt of such stock should be taxed as described in the preceding paragraph. In the event a U.S. Holder converts its Mandatory Convertible Preferred Stock and we pay such holder cash or a combination of cash and common stock in respect of a portion of the then-current dividend period or the present value of future dividends, the conversion should be taxable to the extent of the lesser of the cash received (other than cash received in respect of a fractional share of common stock) and any gain realized by the U.S. Holder. For this purpose, gain realized generally would equal the excess, if any, of (i) the fair market value of our common stock received upon conversion (including any fractional shares of our common stock for which cash is received) and the cash or cash and common stock received in respect of accrued and unpaid dividends that have not been declared, or paid in respect of the fundamental change dividend make-whole amount over (ii) the U.S. Holder's tax basis in our Mandatory Convertible Preferred Stock immediately prior to conversion. The character of such gain recognized (which will be the lesser of such gain and such cash) is uncertain. If the receipt of such cash is considered to have the effect of a dividend (which generally would be the case if the receipt of such cash did not result in a meaningful reduction in such U.S. Holder's equity interest in us, as determined for U.S. federal income tax purposes), such gain (to the extent recognized) will be taxable as dividend income, to the extent of the U.S. Holder's allocable share of our current and accumulated earnings and profits. Alternatively, such gain could be capital gain. To the extent the amount of cash received in respect of accrued but unpaid dividends that have not been declared, or in respect of any fundamental change dividend make-whole amount, exceeds the gain realized by a U.S. Holder, the excess amount will not be taxable to such U.S. Holder but will reduce its adjusted tax basis in our common stock.

        U.S. Holders should be aware that the tax treatment described above in respect of the payments of cash or common stock made in respect of accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount is not certain and may be challenged by the IRS, including on grounds that the amount received attributable to the accrued and unpaid dividends that have not been declared and any fundamental change dividend make-whole amount represents a taxable dividend to the extent we have earnings and profits at the time of conversion, as described above under "—Distributions."

        Because payments of common stock that are treated as dividends will not give rise to any cash from which any applicable withholding tax could be satisfied, if we (or an applicable withholding agent) pay backup withholding on behalf of a U.S. Holder (because such U.S. Holder failed to establish an exemption from backup withholding), we expect that the applicable withholding agent will withhold such taxes from shares of common stock or current or subsequent payments of cash to such U.S. Holder.

        Except as discussed in the last sentence of this paragraph, a U.S. Holder's tax basis in shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and any fractional shares of our common stock treated as received and then exchanged for cash) will equal the adjusted tax basis of the converted shares of the Mandatory Convertible Preferred Stock, increased by any gain recognized on the conversion and reduced by any cash received that was treated as additional consideration received in the conversion as discussed above, and the holding period of such shares of common stock will include the holding period of the converted shares of Mandatory Convertible Preferred Stock. A U.S. Holder's tax basis in common stock received may be further reduced under the rules described above under "—Extraordinary Dividends." Common stock received in payment of accrued but unpaid dividends that have been declared and taxed as a dividend upon receipt, if any, will have a tax basis equal to their fair market value on the date of conversion, and a new holding period which will commence on the day after the conversion.

        In the event a U.S. Holder's Mandatory Convertible Preferred Stock is converted pursuant to certain transactions (including our consolidation or merger into another person), the tax treatment of such a conversion will depend upon the facts underlying the particular transaction triggering such a conversion. U.S. Holders should consult their tax advisors to determine the specific tax treatment of a conversion under such circumstances.

Information Reporting and Backup Withholding

        Generally, information reporting will apply to distributions (including constructive distributions) on our Mandatory Convertible Preferred Stock or our common stock and the proceeds from a sale or other disposition of such stock, unless the U.S. Holder is an exempt recipient (such as a corporation). Backup withholding may apply to such payments if a U.S. Holder fails to provide a correct taxpayer identification number or a certification of exempt status or fails to report in full dividend and interest income. Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder's U.S. federal income tax liability; provided that the required information is timely furnished to the IRS.

Tax Considerations Applicable to Non-U.S. Holders

Distributions

        Subject to the discussion below on effectively connected income, distributions or other payments that are treated as dividends (see "—Tax Considerations Applicable to U.S. Holders—Distributions" and "—Conversion of Mandatory Convertible Preferred Stock into Common Stock" above), including deemed distributions described above under "—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate," generally will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such Non-U.S. Holder's country of residence. A Non-U.S. Holder who claims the benefit of an applicable income tax treaty between the United States and such holder's country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. A Non-U.S. Holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may generally obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim with the IRS. Non-U.S. Holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.

        Dividends that are treated as effectively connected with a trade or business conducted by a Non-U.S. Holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the Non-U.S. Holder within the United States, are generally exempt from the 30% withholding tax if the Non-U.S. Holder satisfies applicable certification and disclosure requirements. However, such U.S. effectively connected income is taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a Non-U.S. Holder that is a corporation may also, under certain circumstances, be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder's country of residence.

        Because constructive distributions or distributions made in common stock to a Non-U.S. Holder would not give rise to any cash from which any applicable withholding tax could be satisfied, we (or an applicable withholding agent) will withhold such taxes from shares of common stock or current or subsequent payments of cash to such Non-U.S. Holder.

        If the amount of a distribution exceeds our current and accumulated earnings and profits, such excess first will be treated as a tax-free return of capital to the extent of a Non-U.S. Holder's adjusted tax basis in its shares of Mandatory Convertible Preferred Stock or our common stock, and thereafter will be treated as capital gain. See "—Gain on Sale or Other Taxable Disposition" below.

Gain on Sale or Other Taxable Disposition

        Subject to the discussions above under "—Distributions," and below under "—Information Reporting and Backup Withholding," a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain recognized on a disposition of our Mandatory Convertible Preferred Stock or our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States and, if an applicable income tax treaty so provides, the gain is attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States; in these cases, the Non-U.S. Holder will be taxed on a net income basis at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code), and if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, may also apply;

  •
  the Non-U.S. Holder is a nonresident alien present in the United States for 183 days or more in the taxable year of the disposition and certain other requirements are met, in which case the Non-U.S. Holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty) on the net gain derived from the disposition, which may be offset by U.S.-source capital losses of the Non-U.S. Holder, if any; provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses; or

  •
  we are, or have been at any time during the five-year period preceding such disposition (or the Non-U.S. Holder's holding period, if shorter), a "United States real property holding corporation." We believe that we are not currently, and we do not anticipate becoming, a "United States real property holding corporation."

Conversion of Mandatory Convertible Preferred Stock into Common Stock

        A Non-U.S. Holder generally will not recognize gain or loss upon the conversion of Mandatory Convertible Preferred Stock into our common stock, except that (1) cash received upon conversion in lieu of a fractional share of common stock generally will be treated as a payment in a taxable exchange for such fractional share of common stock and will be subject to the treatment described above under "—Gain on Sale or Other Taxable Disposition," (2) cash or common stock received in respect of accrued and unpaid dividends that have been declared should be treated in the manner described above under "—Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock," and (3) cash or common stock received in respect of accrued and unpaid dividends that have not been declared or any fundamental change dividend make-whole amount should be treated in the manner described above under "—Tax Considerations Applicable to U.S. Holders—Conversion of Mandatory Convertible Preferred Stock into Common Stock." In the case of payments described in (2), a Non-U.S. Holder should expect a withholding agent to withhold tax from such amounts, as described above under "—Distributions." In the case of payments described in (3), the tax treatment of such amounts is uncertain, and therefore a withholding agent may withhold 30% of such amount as described under "—Distributions." Non-U.S. Holders should consult their tax advisors to determine the specific tax consequences to them.

Adjustments to Conversion Rate

        As described above under "—Tax Considerations Applicable to U.S. Holders—Adjustments to Conversion Rate," adjustments in the conversion rate (or failures to adjust the conversion rate) of our Mandatory Convertible Preferred Stock that result in an increase in the proportionate interest of a Non-U.S. Holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. Holder that are taxed as described under "—Distributions." It is possible that any withholding tax on such a deemed distribution could be withheld from cash dividends, shares of our common stock or sale proceeds subsequently paid or credited to such Non-U.S. Holder.

Information Reporting and Backup Withholding

        Generally, distributions in respect of the Mandatory Convertible Preferred Stock or common stock to a Non-U.S. Holder and the amount of any tax withheld from such payments must be reported annually to the IRS and to the Non-U.S. Holder. Copies of these information returns may be made available by the IRS to the tax authorities of the country in which the Non-U.S. Holder is a resident under the provisions of an applicable income tax treaty. Under certain circumstances, backup withholding of U.S. federal income tax may apply to distributions in respect of the Mandatory Convertible Preferred Stock or common stock to a Non-U.S. Holder if the Non-U.S. Holder fails to certify under penalties of perjury that it is not a United States person.

        Payments of the proceeds of the sale or other disposition of Mandatory Convertible Preferred Stock or common stock to or through a foreign office of a U.S. broker or of a foreign broker with certain specified U.S. connections will be subject to information reporting requirements, but generally not backup withholding, unless (i) the broker has evidence in its records that the payee is not a United States person, and the broker has no actual knowledge or reason to know to the contrary or (ii) the payee otherwise establishes an exemption. Payments of the proceeds of a sale or other disposition of Mandatory Convertible Preferred Stock or common stock to or through the U.S. office of a broker will be subject to information reporting and backup withholding unless the payee certifies under penalties of perjury that it is not a United States person (and the payor has no actual knowledge or reason to know to the contrary) or otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules generally will be allowed as a refund or credit against a Non-U.S. Holder's U.S. federal income tax liability (if any); provided that the required information is timely furnished to the IRS. Non-U.S. Holders should consult their tax advisors about the filing of a U.S. federal income tax return in order to obtain a refund.

FATCA

        Holders should be aware that, under Sections 1471 through 1474 of the Code ("FATCA"), a 30% withholding tax will be imposed on certain payments (which could include distributions in respect of the Mandatory Convertible Preferred Stock or common stock) to a foreign entity if such entity fails to satisfy certain disclosure and reporting rules that in general require that (i) in the case of a foreign financial entity, the entity or a relating entity register with the IRS and identify and provide information in respect of financial accounts with such entity held (directly or indirectly) by United States persons and United States owned foreign entities, and (ii) in the case of a non-financial foreign entity, the entity identify and provide information in respect of substantial United States owners of such entity. Foreign entities that hold Mandatory Convertible Preferred Stock or common stock generally will be subject to this tax unless they certify on an applicable IRS Form W-8 (generally, IRS Form W-8BEN-E) that they comply with, or are deemed to comply with, or are exempted from the application of, these rules.

        Various requirements and exceptions are provided under FATCA and additional requirements and exceptions may be provided in subsequent guidance. Further, the United States has entered into many intergovernmental agreements ("IGAs") with foreign governments relating to the implementation of, and information sharing under, FATCA and such IGAs may alter one or more of the FATCA information reporting rules. Holders should consult their tax advisors regarding the potential application and impact of these requirements based on their particular circumstances. Particularly, Non-U.S. Holders should consult their tax advisors regarding the possible implications of FATCA on their investment in the Mandatory Convertible Preferred Stock or common stock and the entities through which they hold the Mandatory Convertible Preferred Stock or common stock.

        The preceding discussion of material U.S. federal tax considerations is for prospective investors' information only. It is not tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local, and non-U.S. tax consequences of the purchasing, converting, and disposing of the Mandatory Convertible Preferred Stock or common stock, including the consequences of any proposed changes in applicable laws.

 CERTAIN ERISA CONSIDERATIONS

        The following is a summary of certain considerations associated with a purchase in this offering by (i) "employee benefit plans" within the meaning of Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA") that are subject to Title I of ERISA, (ii) plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and (iii) entities whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i) and (ii) (each of the foregoing described in clauses (i), (ii) and (iii) referred to herein as a "Plan").

General Fiduciary Matters

        ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (a "Covered Plan") and prohibit certain transactions involving the assets of a Covered Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such a Covered Plan or the management or disposition of the assets of such a Covered Plan, or who renders investment advice for a fee or other compensation to such a Covered Plan, is generally considered to be a fiduciary of the Covered Plan.

        In considering an investment in this offering of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

        Section 406 of ERISA and Section 4975 of the Code prohibit Covered Plans from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Covered Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. An acquisition in this offering by a Covered Plan with respect to which the Company or an underwriter or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired in accordance with an applicable statutory, class or individual prohibited transaction exemption.

        Plans that are governmental plans, certain church plans and non-United States plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and Section 4975 of the Code, may nevertheless be subject to Similar Laws. Fiduciaries of any such Plans should consult with their advisors before purchasing in this offering.

        The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing in this offering on behalf of, or with the assets of, any Plan, consult with their legal advisors regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to a purchase in this offering. Neither the Company, the underwriters nor any of their respective representatives or affiliates make any representation as to whether an investment in this offering is appropriate for Plans in general or for any particular Plan or arrangement.

UNDERWRITING (CONFLICTS OF INTEREST)

        We are offering the shares of Mandatory Convertible Preferred Stock described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC and BofA Securities, Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus, the number of shares of Mandatory Convertible Preferred Stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities LLC
BofA Securities, Inc.

Total

        The underwriters are committed to purchase all the shares of Mandatory Convertible Preferred Stock offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the shares of Mandatory Convertible Preferred Stock directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $            per share. After the initial offering of the shares to the public, if all of the shares of Mandatory Convertible Preferred Stock are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

        The underwriters have an option to buy up to 1,125,000 additional shares of Mandatory Convertible Preferred Stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above, solely to cover over-allotments. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of Mandatory Convertible Preferred Stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share less the amount paid by the underwriters to us per share. The underwriting fee is $            per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$	$
Total	$	$

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $            .

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the Securities and Exchange Commission a registration statement under the Securities Act relating to, any shares of our common stock or securities convertible into or exercisable or exchangeable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition or filing, or (ii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of any shares of common stock or any such other securities (regardless of whether any of these transactions are to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise), in each case without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc. for a period of 90 days after the date of this prospectus, other than the shares of Mandatory Convertible Preferred Stock to be sold in this offering.

        The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of our common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of restricted stock units ("RSUs") (including net settlement), in each case outstanding on the date of the underwriting agreement and described in this prospectus; (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of our common stock or securities convertible into or exercisable or exchangeable for shares of our common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing of this offering and described in this prospectus, provided that such recipients enter into a lock-up agreement with the underwriters; (iii) the issuance of shares of our common stock to be sold in the Concurrent Offering; (iv) the issuance of up to 2.5% of the outstanding shares of our common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, our common stock, immediately following the closing of this offering, in acquisitions or other similar strategic transactions, provided that such recipients enter into a lock-up agreement with the underwriters; or (v) our filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan in effect on the date of the underwriting agreement and described in this prospectus or any assumed benefit plan pursuant to an acquisition or similar strategic transaction.

        Our directors and executive officers (such persons, the "lock-up parties") have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus (such period, the "restricted period"), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of J.P. Morgan Securities LLC and BofA Securities, Inc., (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the "lock-up securities")), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any lock-up securities, or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of lock-up securities, in cash or otherwise.

        The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the lock-up party or any immediate family member or if the lock-up party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust, (iv) to a partnership, limited liability company or other entity of which the lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) if the lock-up party is a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the lock-up party or its affiliates (including, for the avoidance of doubt, where the lock-up party is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership) or (B) as part of a distribution to members or stockholders of the lock-up party; (vii) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including "net" or "cashless" exercise), including for the payment of exercise price and tax and remittance payments, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all stockholders involving a change in control, provided that if such transaction is not completed, all such lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; or (xii) pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that was in effect as of, and only shares scheduled for sale thereunder on, the date of this prospectus supplement; (b) exercise of the options, settlement of RSUs or other equity awards, or the exercise of warrants outstanding as of the date granted pursuant to plans described in in this prospectus, provided that any lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of lock-up securities during the restricted period.

        J.P. Morgan Securities LLC and BofA Securities, Inc., in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933.

        Prior to this offering, there has been no public market for our Mandatory Convertible Preferred Stock. We intend to apply to list the Mandatory Convertible Preferred Stock on NYSE under the symbol "BSX PR A." Our common stock is listed on the NYSE under the symbol "BSX."

        In order to facilitate the offering of the Mandatory Convertible Preferred Stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Mandatory Convertible Preferred Stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Mandatory Convertible Preferred Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of the Mandatory Convertible Preferred Stock in the open market to stabilize the price of the Mandatory Convertible Preferred Stock. These activities may raise or maintain the market price of the Mandatory Convertible Preferred Stock above independent market levels or prevent or retard a decline in the market price of the Mandatory Convertible Preferred Stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        The underwriters have performed commercial banking, investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. Affiliates of the underwriters, including J.P. Morgan Securities LLC and BofA Securities, Inc., are lenders under certain of our credit facilities. Affiliates of certain underwriters will receive at least 5% of the net proceeds from this offering and the Concurrent

Offering in connection with the repayment of borrowings under our April 2021 Term Loan. In addition, certain of the underwriters (or their affiliates) may hold our outstanding borrowings under our credit agreements and/or debt securities, and to the extent such debt is repaid, repurchased or redeemed with the proceeds of this offering, such underwriters would receive a portion of the proceeds of this offering in respect of such borrowings or securities.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments

Conflicts of Interest

        Affiliates of certain underwriters will receive at least 5% of the net proceeds of this offering and the Concurrent Offering in connection with the repayment of borrowings under our April 2021 Term Loan. See "Use of Proceeds." Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Because such underwriters are not primarily responsible for managing this offering, pursuant to FINRA Rule 5121, the appointment of a qualified independent underwriter is not necessary. Any underwriter with a conflict of interest, as defined under FINRA Rule 5121, will not confirm sales of the Mandatory Convertible Preferred Stock to any account over which they exercise discretionary authority without the prior written approval of the customer.

Selling Restrictions

        The shares are offered for sale in the United States and certain jurisdictions outside the United States where such offer and sale is permitted.

Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts ("NI 33-105"), the Agents are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area and the United Kingdom

  PRIIPs Regulation/Prohibition of sales to EEA and UK retail investors

        The shares are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA") or in the United Kingdom ("UK"). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"). Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the shares or otherwise making them available to retail investors in the EEA or in the UK has been prepared and therefore offering or selling the shares or otherwise making them available to any retail investor in the EEA or in the UK may be unlawful under the PRIIPs Regulation.

        This prospectus supplement has been prepared on the basis that any offer of shares in any Member State of the EEA or in the UK will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of shares. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation. Neither the Company nor the underwriters have authorized, nor do they authorize, the making of any offer of shares through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the shares contemplated in this prospectus supplement.

        Each person located in a Member State of the EEA or in the UK to whom any offer of shares is made or who receives any communication in respect of an offer of shares, or who initially acquires any shares, or to whom the shares are otherwise made available, will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that it and any person on whose behalf it acquires shares is: (1) a "qualified investor" within the meaning of Article 2(e) of the Prospectus regulation; and (2) not a "retail investor" (as defined above).

        References in this section to Regulations or Directives include, in relation to the UK, those Regulations or Directives as they form part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended, or have been implemented in UK domestic law, as appropriate.

  United Kingdom

        This prospectus supplement is for distribution only to and is directed only at (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Financial Promotion Order"), (ii) persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) persons outside of the United Kingdom, or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (as amended, the "FSMA")) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons"). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Hong Kong

        The shares may not be offered or sold in Hong Kong by means of any document other than (i) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the "SFO") and any rules made thereunder or (ii) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) and which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purposes of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong or otherwise is or contains an invitation to the public (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the SFO and any rules made thereunder.

Japan

        The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the "FIEL"), and, accordingly, will not be offered or sold directly or indirectly, in Japan or to, or for the account or benefit of, any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a Japanese Person, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and other applicable laws, regulations and ministerial guidelines promulgates by the relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purpose of this paragraph "Japanese Person" means any person resident in Japan, including any corporation or other entity incorporated or organized under the laws of Japan.

Singapore

        This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"). Accordingly, each underwriter has not offered or sold any shares or caused such shares to be made the subject of an invitation for subscription or purchase and will not offer or sell such shares or cause such shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement, the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such shares, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the SFA, (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275, of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(i)(B) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

        Singapore SFA Product Classification—In connection with Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the "CMP Regulations 2018"), the Company has determined, and hereby notifies all relevant persons (as defined in the CMP Regulations 2018), that the shares are "prescribed capital markets products" (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

        The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act ("FinSA") and no application has been or will be made to admit the shares to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan

        The shares have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the shares in Taiwan.

Republic of Korea

        The shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder (the "FSCMA"), and the shares have been and will be offered in Korea as a private placement under the FSCMA. None of the shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder (the "FETL"). Furthermore, the purchaser of the shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the shares. By the purchase of the shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the shares pursuant to the applicable laws and regulations of Korea.

LEGAL MATTERS

        Certain legal matters in connection with the offering of the Mandatory Convertible Preferred Stock will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters in connection with the offering of the Mandatory Convertible Preferred Stock will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

        The consolidated financial statements of Boston Scientific Corporation appearing in Boston Scientific Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Boston Scientific Corporation's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Exchange Act, and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

Incorporation by Reference

        We are "incorporating by reference" specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus supplement and the accompanying prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus supplement until the offering of our Mandatory Convertible Preferred Stock under this prospectus supplement and prospectus is terminated or completed (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020;

  •
  our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed on May 6, 2020;

  •
  our Current Reports on Form 8-K filed on February 5, 2020, February 27, 2020, April 2, 2020 (Item 5.02 only), April 10, 2020, April 21, 2020, May 12, 2020, May 15, 2020 and May 18, 2020; and

  •
  portions of our Proxy Statement on Schedule 14A, filed on March 25, 2020, that are incorporated by reference into Part III of our 2019 Form 10-K.

        You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Attention: Investor Relations
Telephone: (508) 683-5565
Email: BSXInvestorRelations@bsci.com

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained herein or therein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus supplement.

        Any statement made in this prospectus supplement and the accompanying prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

PROSPECTUS

Common Stock
Preferred Stock

        The securities covered by this prospectus may be sold from time to time by Boston Scientific Corporation (the "Company") in one or more offerings, including an indeterminate number of common stock, par value $0.01 per share, of the Company that may be issued upon conversion, exchange or settlement of, or as dividends on, preferred stock, par value $0.01 per share, of the Company offered or sold hereunder.

        When we offer securities, we will provide you with a prospectus supplement describing the specific terms of the specific issue of securities, including the offering price of the securities. You should carefully read this prospectus and the prospectus supplement relating to the specific issue of securities, as well as the documents incorporated by reference herein or therein, before you decide to invest in any of these securities. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

        Our common stock is traded on the New York Stock Exchange ("NYSE") under the symbol "BSX." On May 19, 2020, the closing price of our common stock on the NYSE was $35.43 per share.

        Investing in our securities involves risks. See "Forward-Looking Statements" on page 3 and the risks described in the "Risk Factors" on page 4 of this prospectus, the "Risk Factors" section of our periodic reports that we file with the Securities and Exchange Commission and any applicable prospectus supplement before investing in any of our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        We may offer and sell securities to or through underwriters, dealers or agents as designated from time to time, or directly to one or more other purchasers or through a combination of such methods. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

The date of this prospectus is May 20, 2020.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process. Under this shelf process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement, which may be in the form of a term sheet, or other offering material that will contain specific information about the terms of that offering and the specific terms of the securities. The prospectus supplement may also add to, update or change information contained in this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. You should read both this prospectus and any accompanying prospectus supplement together with additional information described under the heading "Where You Can Find More Information" before making an investment decision.

        The prospectus supplement will describe: the terms of the securities offered, any initial public offering price, the price paid to us for the securities, the net proceeds to us, the manner of distribution and any underwriting compensation and the other specific material terms related to the offering of the securities. For more detail about the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement of which this prospectus forms a part.

        This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under "Where You Can Find More Information."

        Because we are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act of 1933, as amended (the "Securities Act"), we may offer additional securities by filing an automatically effective post-effective amendment to this registration statement with the SEC at the time of the offering.

        We have not authorized any person to provide you with any information or to make any representation other than as contained in this prospectus or in any prospectus supplement and the information incorporated by reference herein and therein. We do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus and any accompanying prospectus supplement is accurate only as of the date of this prospectus or any accompanying prospectus supplement or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since those dates.

        Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to "Boston Scientific," the "Company," "we," "us," and "our" refer to Boston Scientific Corporation and our consolidated subsidiaries.

 WHERE YOU CAN FIND MORE INFORMATION

        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC's website at http://www.sec.gov. You can also find information about us by visiting our website at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information on, or accessible through, our website is not incorporated by reference into this registration statement or prospectus or any accompanying prospectus supplement.

Incorporation by Reference

        This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. We are "incorporating by reference" specific documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this prospectus. Information that we file subsequently with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus until the offering of all of the securities covered by a particular prospectus supplement has been terminated or completed (excluding any portions of such documents that have been "furnished" but not "filed" for purposes of the Exchange Act):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020 ("2019 Form 10-K");

  •
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020, filed on May 6, 2020 ("Q1 2020 Form 10-Q");

  •
  our Current Reports on Form 8-K filed on February 5, 2020, February 27, 2020, April 2, 2020 (Item 5.02 only), April 10, 2020, April 21, 2020, May 12, 2020, May 15, 2020 and May 18, 2020; and

  •
  portions of our Proxy Statement on Schedule 14A, filed on March 25, 2020, that are incorporated by reference into Part III of our 2019 Form 10-K.

        You may also request a copy of these filings (other than certain exhibits), at no cost, by writing or telephoning our investor relations department at the following address:

Boston Scientific Corporation
300 Boston Scientific Way
Marlborough, Massachusetts 01752-1234
Attention: Investor Relations
Telephone: (508) 683-5565
Email: BSXInvestorRelations@bsci.com

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, in any other subsequently filed document that also is or is deemed to be incorporated by reference herein or in any accompanying prospectus supplement, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this prospectus.

        Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed or incorporated by reference any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified by reference to the actual document.

 FORWARD-LOOKING STATEMENTS

        This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein contain or incorporate by reference statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend," "aiming" and similar words. These forward-looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. As a result, investors are cautioned not to place undue reliance on any of our forward-looking statements.

        The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are based on certain risks and uncertainties, including the risk factors described in Part I, Item 1A. under the heading "Risk Factors" in our 2019 Form 10-K and in Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q and in connection with forward-looking statements throughout our 2019 Form 10-K and Q1 2020 Form 10-Q, as well as in any other document we may file with the SEC that is incorporated by reference herein, and the specific risk factors discussed in this prospectus and in any accompanying prospectus supplement which could cause actual results to vary materially from the expectations and projections expressed or implied by our forward-looking statements. These risks and uncertainties, in some cases, have affected and in the future could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the forward-looking statements. Risks and uncertainties that may cause such differences include, among other things: future economic, political, competitive, reimbursement and regulatory conditions, new product introductions and the market acceptance of those products, markets for our products, expected pricing environment, expected procedural volumes, the closing and integration of acquisitions, clinical trial results, demographic trends, intellectual property rights, litigation, financial market conditions, the execution and effect of our restructuring program, the execution and effect of our business strategy, including our cost-savings and growth initiatives and future business decisions made by us and our competitors. New risks and uncertainties may arise from time to time and are difficult to predict, including those that have emerged or have increased in significance or likelihood as a result of the COVID-19 pandemic. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. We caution investors to consider carefully these factors. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements. This cautionary statement is applicable to all forward-looking statements contained in this prospectus.

        For further discussion of these risks and uncertainties and other risk factors, see Part I, Item 1A. in our 2019 Form 10-K, under the heading "Risk Factors," Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q and under the heading "Risk Factors" herein and in any accompanying prospectus supplement and in any other document we may file with the SEC that is incorporated by reference herein and therein.

 RISK FACTORS

        Our business is subject to significant risks. You should carefully consider the risks and uncertainties set forth in Part I, Item 1A. under the heading "Risk Factors" included in our 2019 Form 10-K and Part II, Item 1A. under the heading "Risk Factors" in our Q1 2020 Form 10-Q, which are incorporated by reference in this prospectus. Additional risk factors that you should carefully consider also may be included in a prospectus supplement relating to an offering of our securities as well as the other documents filed with the SEC that are incorporated by reference herein or therein.

        The risks and uncertainties described in any accompanying prospectus supplement as well as the documents incorporated by reference herein or therein are not the only ones facing us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus, any accompanying prospectus supplement or the documents incorporated by reference herein or therein actually occur, our business, financial condition, results of operations and prospects could be adversely affected in a material way. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

 BOSTON SCIENTIFIC CORPORATION

Our Company

        Boston Scientific Corporation is a global developer, manufacturer and marketer of medical devices that are used in a broad range of interventional medical specialties. Our mission is to transform lives through innovative medical solutions that improve the health of patients around the world. As a medical technology leader for nearly 40 years, we advance science for life by providing a broad range of high performance solutions to address unmet patient needs and reduce the cost of healthcare.

        Our history began in the late 1960s when our co-founder, John Abele, acquired an equity interest in Medi-tech, Inc., a research and development company focused on developing alternatives to surgery. In 1969, Medi-tech introduced a family of steerable catheters used in some of the world's first less-invasive procedures. In 1979, John Abele joined with Pete Nicholas to form Boston Scientific Corporation, which indirectly acquired Medi-tech. This acquisition began a period of active and focused new product development, innovation, market development and organizational growth. Since then, we have advanced the practice of less-invasive medicine by helping physicians and other medical professionals diagnose and treat a wide range of diseases and medical conditions, and improve patients' quality of life by providing alternatives to surgery and other medical procedures that are typically traumatic to the body.

        Our net sales have increased substantially since our formation. Our growth has been fueled in part by strategic acquisitions designed to improve our ability to take advantage of growth opportunities in the medical device industry and to build depth of portfolio within our core businesses. These strategic acquisitions have helped us to add promising new technologies to our pipeline and to offer one of the broadest product portfolios in the world for use in less-invasive procedures in our core areas of Medical Surgical (MedSurg), Rhythm and Neuro, and Cardiovascular. We believe that the depth and breadth of our product portfolio has also enabled us to compete more effectively in the current healthcare environment that seeks to improve outcomes and lower costs. Our strategy of category leadership also enables us to compete in a changing healthcare landscape and position our products with providers and payers, while also expanding internationally and managing the complexities of the global healthcare market.

        Our principal executive offices are located at 300 Boston Scientific Way, Marlborough, Massachusetts 01752-1234. Our telephone number is (508) 683-4000. Our website is located at www.bostonscientific.com. We have included our website address as an inactive textual reference only. Information contained on, or accessible through, our website is not incorporated in this prospectus, or any accompanying prospectus supplement or any document incorporated by reference herein or therein.

USE OF PROCEEDS

        Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which may include, without limitation, repurchases or redemptions of our outstanding debt securities or other reductions of our outstanding borrowings, repurchases of our outstanding equity securities, working capital, business acquisitions, investments or other strategic alliances, payment of contingent consideration, investments in or loans to subsidiaries, capital expenditures or for such other purposes as may be specified in the applicable prospectus supplement relating to such offering.

 DESCRIPTION OF CAPITAL STOCK

        The following description summarizes the general terms and provisions of our common stock and preferred stock, certain provisions of the Delaware General Corporation Law ("DGCL"), and provisions of our Third Restated Certificate of Incorporation ("Charter") and Amended and Restated By-Laws ("by-laws"). We have filed copies of our Charter and by-laws as exhibits to the registration statement of which this prospectus forms a part.

        In this section, "we," "us," or "our" refers to Boston Scientific Corporation, excluding its subsidiaries, unless otherwise expressly stated or the context otherwise requires.

Description of Common Stock

        The following description of the terms of the common stock sets forth certain general provisions of the common stock as contained in our Charter and by-laws and is qualified in its entirety by reference to Delaware law and our Charter and by-laws in their entirety.

General

        We are currently authorized to issue up to 2,000,000,000 shares of common stock, par value $0.01 per share. As of March 31, 2020, there were 1,646,877,242 shares of our common stock outstanding. All outstanding shares of our common stock are fully paid and nonassessable. Our common stock is listed on the NYSE under the symbol "BSX."

        Holders of our common stock have no preemptive, subscription, redemption or conversion rights and the common stock is not subject to redemption. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any series of preferred stock, whether currently outstanding or designated and issued in the future.

Dividends

        Subject to the preferences of holders of preferred stock, if any, holders of common stock are entitled to dividends and other distributions when, as and if declared by our board of directors out of funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights

        Except as otherwise provided by law or by the designation of the preferences, limitations and relative rights of any series of preferred stock, the voting power with respect to us is held by holders of our common stock. Each holder of common stock is entitled to one vote for each share held.

Liquidation and Dissolution

        Except as otherwise provided by the certificate of designation and limitations and relative rights of any series of preferred stock, in the event of any of our liquidation, dissolution, or winding up, whether voluntary or involuntary, after payment of all our liabilities and obligations and after payment has been made to holders of each series of preferred stock of the full amount to which they are entitled, holders of shares of common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets available for distribution to holders of the common stock.

Description of Preferred Stock

        We are currently authorized to issue up to 50,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2020, there were no shares of our preferred stock outstanding. Pursuant to the provisions of our Charter, our board of directors is authorized, without stockholder approval and subject to limitations set forth in our Charter and prescribed by Delaware law, to issue preferred stock in one or more series by resolution adopted by the Board. By filing a certificate of designation pursuant to Delaware law setting forth such resolution or resolutions and providing for the issuance of such series, our board of directors is authorized to establish from time to time the number of shares to be included in each series and to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholder. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of preferred stock may provide that such series shall be superior to, rank equally with or be junior to any other series of preferred stock to the extent permitted by law and the terms of any other series of preferred stock. Shares of preferred stock may be convertible into shares of our common stock and any dividends payable on shares of preferred stock may be payable in cash or shares of our common stock at our election. The issuance of preferred stock could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and might adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Certain Provisions of Delaware Law, the Charter and the By-laws

        Business Combinations with Interested Stockholders.    We are subject to the provisions of the DGCL. Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, consolidations, assets sales, and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is a person who, together with affiliates owns, or within three years did own, 15% or more of the corporation's voting stock.

        Liability of Directors and Officers.    As permitted by the DGCL, our Charter provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty, acts or omissions which involve intentional misconduct or a knowing violation of law or for any transaction from which the director derives an improper personal benefit. Our directors are also subject to liability under Section 174 of the DGCL, which makes directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions if the unlawful conduct is willful or results from negligence.

        Under our Charter and by-laws (and in accordance with Section 145 of the DGCL), we will indemnify to the fullest extent permitted by the DGCL any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding. These include civil, criminal, administrative, investigative or other proceedings by reason of the fact that the person is or was one of our directors, officers or employees, or is or was serving in that capacity or as an agent at our request for another entity. Our indemnity covers expenses, judgments, fines and amounts paid or to be paid in settlement actually and reasonably incurred in connection with the defense or settlement of an action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that their conduct was unlawful. We will indemnify a person in a derivative action under the same conditions, except that no indemnification is permitted without judicial approval if the person is adjudged to be liable to us in performance of his or her duty. Derivative actions are actions by us or in our right to procure a judgment in our favor. Our agents may be similarly indemnified at the discretion of our board of directors. In addition, we have entered into indemnification agreements with each of our directors and executive officers. These agreements provide rights of indemnification substantially similar to and, in certain respects, broader than those provided by the Charter and by-laws.

        Election of Directors; Removal; Vacancies.    Our Charter and by-laws provide that the directors shall be elected at each annual meeting or at any special meeting the notice of which specified the election of directors as an item of business for such meeting. Our by-laws provide that each nominee for director shall be elected to the board of directors by the affirmative vote of the majority of votes cast, in person or by proxy, by the holders of shares entitled to vote at a meeting at which a quorum is present; provided, however, that if the number of nominees exceeds the number of directors to be elected at any such meeting, the directors shall be elected by a plurality of the votes cast, in person or by proxy. Our Charter provides that vacancies on the board of directors may only be filled by a majority of the board of directors then in office and further provides that directors may only be removed by the affirmative vote of holders of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. The provisions of our Charter and by-laws that govern the number, election, and terms of the board of directors may not be amended without the affirmative vote of at least 80% of the voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.

        Meetings of Stockholders.    Our Charter provides that stockholder action can only be taken at an annual or special meeting of stockholders and that the business permitted to be conducted at any special meeting of stockholders is limited to the business brought before the meeting by the Chairman of the board of directors or our President or at the request of a majority of the members of the board of directors. Our Charter and by-laws provide that special meetings of stockholders can be called only by the Chairman of the board of directors, the Chief Executive Officer (or if there is no Chief Executive Officer, the President), or pursuant to a resolution approved by a majority of the total number of directors which we would have if there were no vacancies on the board of directors. Stockholders are not permitted to call a special meeting or to require that the board of directors call a special meeting of stockholders.

        Advance Notice Requirements for Stockholder Proposals and Director Nominees.    Our by-laws provide that stockholders seeking to make nominations of candidates for election as directors, or to bring other business before an annual or special meeting of the stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder's notice must be delivered to and received at our principal executive offices not less than 120 days prior to the anniversary date that our proxy statement was released to shareholders in connection with the previous year's annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or after the first anniversary date of the preceding year's annual meeting, or in the event of a special meeting of stockholders called for the purpose of electing directors, then the deadline is a reasonable time before the we begin to print and mail our proxy materials. Our by-laws also specify certain requirements as to the form and content of a stockholder's notice. These provisions may restrict the ability of our stockholders to bring business before our annual meeting of stockholders or to make nominations for directors at our annual meeting or any special meeting of stockholders.

        Proxy Access.    Our by-laws permit an eligible stockholder or group of stockholders to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. To qualify, the stockholders (or group of up to twenty stockholders) must have continuously owned for at least three years 3% or more of our outstanding shares of common stock. The maximum number of stockholder nominees permitted under the proxy access provisions of our by-laws is the greater of (i) two or (ii) 20% of the total number of our directors in office as of the last day on which notice of a nomination may be delivered.

        Notice of a nomination under our proxy access by-law provisions must generally be submitted to our principal executive offices not less than 120 days nor more than 150 days prior to the first anniversary of the date that we first mailed our proxy statement to stockholders for the immediately preceding annual meeting of stockholders. The notice must contain certain information specified in our by-laws.

        Stock Repurchases; Change of Control.    Our Charter prohibits us, with certain exceptions, from purchasing any shares of our stock from any person, entity or group that beneficially owns 5% or more of our voting stock at an above-market price, unless a majority of our disinterested stockholders approve the transaction. In addition, our Charter empowers the board of directors, when considering a tender offer or merger or acquisition proposal, to take into account factors in addition to potential economic benefits to stockholders and to consider constituencies other than stockholders.

        Amendment of Charter and By-Laws.    The DGCL provides generally that the vote of a majority of shares entitled to vote is required to act on most matters and to amend a corporation's certificate of incorporation. Our Charter and by-laws contain provisions requiring the affirmative vote of the holders of at least 80% of the voting stock, voting together as a single class, to amend certain provisions of the Charter and our by-laws, including certain of the foregoing provisions. Such a supermajority vote would be in addition to any separate class vote that might in the future be required with respect to shares of preferred stock then outstanding.

        Miscellaneous.    The foregoing and other provisions of Delaware law and the Charter and our by-laws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise. These provisions may have the effect of delaying, deferring or preventing a change in control of our company, may discourage bids for the common stock at a premium over the market price of the common stock and may adversely affect the market price of the common stock.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is Computershare Inc.

PLAN OF DISTRIBUTION

        We may sell our securities in any one or more of the following ways: (i) through agents; (ii) to or through underwriters; (iii) through dealers; (iv) directly by us to a limited number of purchasers or to a single purchaser; or (v) through a combination of any of these methods of sale. The applicable prospectus supplement will contain the terms of the transaction, name or names of any underwriters, dealers, agents and the respective amounts of securities underwritten or purchased by them, the initial public offering price of the securities, and the applicable agent's commission, dealer's purchase price or underwriter's discount. Any dealers and agents, in addition to any underwriter, participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and compensation received by them on resale of the securities may be deemed to be underwriting discounts.

        Any initial offering price, dealer purchase price, discount or commission, and concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Offers to purchase securities may be solicited directly by us or by agents designated by us from time to time. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If underwriters are utilized in the sale of any securities in respect of which this prospectus is being delivered, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are utilized in the sale of securities, unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the securities so offered and sold.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof.

        If so indicated in the applicable prospectus supplement, we may authorize agents and underwriters to solicit offers by certain institutions to purchase securities from us at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the applicable prospectus supplement. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement.

        Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as our agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act, in connection with the securities remarketed thereby.

        Agents, underwriters and dealers may be entitled under relevant agreements with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, underwriters and dealers may be required to make in respect thereof. The terms and conditions of any indemnification or contribution will be described in the applicable prospectus supplement.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions may be deemed to be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        We may elect to list any series of securities on an exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

        Agents, underwriters and dealers may engage in transactions with, or perform services for, us and our respective subsidiaries in the ordinary course of business.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        The place and time of delivery for securities will be set forth in the prospectus supplement for such securities.

 LEGAL MATTERS

        The validity of the securities offered hereby will be passed upon for us by Shearman & Sterling LLP, New York, New York. Certain legal matters with respect to the offered securities will be passed upon for any underwriters, dealers or agents by counsel identified in the related prospectus supplement

EXPERTS

        The consolidated financial statements of Boston Scientific Corporation appearing in Boston Scientific Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019 (including the schedule appearing therein), and the effectiveness of Boston Scientific Corporation's internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.